                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  JUNE 30, 1995
                                                -----------------------------


                            STORAGE EQUITIES, INC.
                            ----------------------
            (Exact name of registrant as specified in its charter)


       CALIFORNIA                  1-8389                95-3551121
       ----------                  ------                ----------
(State or other jurisdiction     (Commission          (I.R.S. Employer
     of incorporation)           File Number)       Identification Number)


            600 NORTH BRAND BLVD., GLENDALE, CALIFORNIA 91203-1241
            ------------------------------------------------------
            (Address of principal executive offices)    (Zip Code)


Registrant's telephone number, including area code:  (818) 244-8080
                                                   ----------------

                                      N/A
                                      ---

         (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.
         ------------

     a.  Proposed Merger and Restructure
         -------------------------------

     Storage Equities, Inc. (the "Company") has entered into an Agreement and Plan of Reorganization by and among Public Storage, Inc., Public Storage Management, Inc. and the Company, dated as of June 30, 1995 (the "Agreement and Plan of Reorganization"). The Agreement and Plan of Reorganization and the related Agreement of Merger are filed as Exhibit 2 hereto and are incorporated herein by this reference.

b.  Historical and Pro Forma Financial Statements
    ---------------------------------------------

                                                                                   Pages
                                                                                   -----
Operating Companies to be Acquired
- ----------------------------------

Report of independent auditors                                                       4

Combined Statements of Assets, Liabilities and Deficit at December 31, 1994,
1993 and March 31, 1995                                                              5

For the years ended December 31, 1994, 1993, 1992 and the three months ended March 31, 1995 and 1994:

  Combined Statements of Operations                                                  6

  Combined Statements of Cash Flows                                                  7

Notes to Financial Statements                                                        8

Real Estate Interests to be Acquired
- ------------------------------------

Report of independent auditors                                                      12

Combined Summaries of Historical Information Relating to Real
   Estate Interests to be Acquired for the years ended
   December 31, 1994, 1993, 1992 and three months ended
   March 31, 1995                                                                   13

Notes to Combined Summaries of Historical Information relating to Real Estate
   Interests to be Acquired                                                         14

Pro Forma Consolidated Financial Statements                                         16

                         REPORT OF INDEPENDENT AUDITORS

The Stockholder
Public Storage, Inc.

We have audited the accompanying combined statements of assets, liabilities and deficit of the property management and advisory businesses of Public Storage, Inc. (Operating Companies to be Acquired) as of December 31, 1994 and 1993 and the related combined statements of operations and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements of the Operating Companies to be Acquired were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a Form 8-K of Storage Equities, Inc.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Operating Companies to be Acquired at December 31, 1994 and 1993, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

                                             ERNST & YOUNG LLP

Los Angeles, California
July 10, 1995

                        OPERATING COMPANIES TO BE ACQUIRED
              COMBINED STATEMENTS OF ASSETS, LIABILITIES AND DEFICIT
                            (IN THOUSANDS OF DOLLARS)

                                                AS OF         AS OF DECEMBER 31,
                                           MARCH 31, 1995      1994        1993
                                           --------------    --------    --------
                                            (unaudited)
Assets:
     Cash (substantially restricted)          $  1,975       $  1,388    $  1,498
     Receivables from affiliates                 2,747          3,033       2,751
     Other assets                                  156            202         559
                                              --------       --------    --------
       Total assets                           $  4,878       $  4,623    $  4,808
                                              ========       ========    ========
Liabilities
     Accounts payable                         $    515       $  1,167    $  1,281
     Interest payable                            1,775            527         561
     Senior Secured Notes due 2003              70,156         70,141      74,481
                                              --------       --------    --------
       Total liabilities                        72,446         71,835      76,323
                                              --------       --------    --------
     Deficit                                   (67,568)       (67,212)    (71,515)
                                              --------       --------    --------
       Total liabilities and deficit          $  4,878       $  4,623    $  4,808
                                              ========       ========    ========

                            See Accompanying notes.

                      OPERATING COMPANIES TO BE ACQUIRED
                       COMBINED STATEMENTS OF OPERATIONS
                           (IN THOUSANDS OF DOLLARS)

                                            THREE MONTHS ENDED
                                               MARCH 31, 1995        YEARS ENDED DECEMBER 31,
                                           --------------------  -------------------------------
                                              1995       1994       1994       1993       1992
                                           ---------   --------  ---------   --------   --------
                                                 (unaudited)
Revenues
    Facility management fees,
      primarily from affiliates              $7,313     $6,809     $28,356    $26,012    $24,162
    Advisory fee from affiliate               1,610      1,119       4,983      3,619      2,612
    Merchandise operations                      446        389       1,872      1,564      1,263
    Interest income                              39         31         199          2         31
                                             ------     ------     -------    -------    -------
      Total revenues                          9,408      8,348      35,410     31,197     28,068
                                             ------     ------     -------    -------    -------
Expenses
    Cost of managing facilities               1,127      1,174       5,431      5,615      5,839
    Cost of advisory services and
      administrative expenses                 1,003        725       1,850      1,410        975
    Cost of merchandise                         208        192         866        800        689
    Interest expense                          1,263      1,342       5,255        567      7,181
                                             ------     ------     -------    -------    -------
      Total expenses                          3,601      3,433      13,402      8,392     14,684
                                             ------     ------     -------    -------    -------
      Excess of revenues over expenses
        before extraordinary item             5,807      4,915      22,008     22,805     13,384

      Extraordinary items
        Gain on retirement of debt                -         -            -     14,440      3,311
                                             ------     ------     -------    -------    -------
      Excess of revenues over expenses       $5,807     $4,915     $22,008    $37,245    $16,695
                                             ======     ======     =======    =======    =======

                            See Accompanying notes.

                                OPERATING COMPANIES TO BE ACQUIRED
                                 COMBINED STATEMENTS OF CASH FLOWS
                                     (IN THOUSANDS OF DOLLARS)

                                           THREE MONTHS ENDED
                                             MARCH 31, 1995           YEARS ENDED DECEMBER 31,
                                          ---------------------- --------------------------------
                                             1995        1994       1994        1993      1992
                                          ---------   ---------  ----------  ----------  ---------
                                               (unaudited)
Cash flows from operating activities:
     Excess of revenues over expenses       $ 5,807    $ 4,915    $ 22,008    $ 37,245    $ 16,695
     Adjustments to reconcile excess of
      revenues over expenses to net
      cash provided by operating
      activities:
         Depreciation and amortization           17         37         522          71       1,495
         Gain on retirement of debt               -          -           -     (14,440)     (3,311)
         Changes in working capital
          components                            926        956        (435)          8        (386)
                                            -------    -------    --------    --------    --------
            Total adjustments                   943        993          87     (14,361)     (2,202)
                                            -------    -------    --------    --------    --------
            Net cash provided by
             operating activities             6,750      5,908      22,095      22,884      14,493
                                            -------    -------    --------    --------    --------
Cash flows from financing activities:
     Repurchase of debt                           -          -           -     (42,905)     (6,143)
     Issuance of Senior Secured Notes,
      net of issuance costs                       -          -           -      74,475           -
     Principal payments on Senior                 -          -      (4,500)          -           -
      Secured Notes
     Net distributions to affiliates         (6,163)    (2,963)    (17,705)    (53,277)     (8,082)
                                            -------    -------    --------    --------    --------
            Net cash used in financing
             activities                      (6,163)    (2,963)    (22,205)    (21,707)    (14,225)
                                            -------    -------    --------    --------    --------
     Net increase (decrease) in cash            587      2,945        (110)      1,177         268
     Cash at beginning of period
      (including restricted cash)             1,388      1,498       1,498         321          53
                                            -------    -------    --------    --------    --------
     Cash at end of period (including
      restricted cash)                      $ 1,975    $ 4,443    $  1,388    $  1,498    $    321
                                            =======    =======    ========    ========    ========
Supplemental disclosure:
     Interest paid                          $     -    $     -    $  5,129    $  1,168    $  5,962
                                            =======    =======    ========    ========    ========
     Restricted cash                        $ 1,267    $ 2,563    $      -    $  1,111    $      -
                                            =======    =======    ========    ========    ========

                            See Accompanying notes.

                       OPERATING COMPANIES TO BE ACQUIRED
                     NOTES TO COMBINED FINANCIAL STATEMENTS

A.   Basis of Presentation

     The financial statements include the property management operations of Public Storage Management, Inc. ("PSMI") and Public Storage Commercial Properties Group, Inc. ("PSCP"), the advisory business of Public Storage Adviser, Inc. ("Adviser") and merchandise sales operations of PSMI (collectively "Operating Companies"). PSMI, PSCP and Adviser are subsidiaries of Public Storage, Inc. ("PSI"). Under an Agreement and Plan of Reorganization dated June 30, 1995, the Operating Companies, along with real estate assets owned by PSI (other than its interest in Storage Equities, Inc.) ("Real Estate Interests"), would be acquired by Storage Equities, Inc. ("SEI"), a California corporation organized as a real estate investment trust (the "Merger").

     The accompanying financial statements have been prepared from the books and records of the Operating Companies and present the assets, liabilities and deficit of the Operating Companies as of December 31, 1994 and 1993 and March 31, 1995, and the related revenues and expenses for the years ended December 31, 1994, 1993, 1992 and the three months ended March 31, 1995 and 1994. Accordingly, these statements do not purport to represent the financial position or results of operations of PSI or any of its subsidiaries. The Combined Statements of Operations may not necessarily be indicative of the revenues and expenses that would have resulted had the Operating Companies operated as a stand-alone entity. Information subsequent to December 31, 1994 is unaudited.

     PSMI operated and managed, at March 31, 1995, pursuant to property management agreements, 1,074 self-storage mini-warehouses, including 1,014 facilities owned by SEI, PSI or entities affiliated with PSI. It operated all of the United States mini-warehouses operating under the "Public Storage" name and all of those in which SEI has an interest.

     PSCP operated and managed, at March 31, 1995, pursuant to property management agreements, 45 commercial office buildings and light industrial business parks, including 35 facilities owned by SEI, PSI or entities affiliated with PSI, which operate under the Public Storage name in the United States and all commercial facilities in which SEI has an interest.

     The Adviser acts, pursuant to an advisory contract, as an investment advisor to SEI. It advises SEI with respect to its investments and administers the daily corporate operations of SEI for an advisory fee (see Advisory Contract) and pays the salaries and expenses of the executive officers, the acquisition staff of SEI and other corporate overhead, including rent.

     PSMI sells merchandise (primarily locks and boxes) to customers and tenants at substantially all of the mini-warehouse facilities managed by PSMI. These products are ancillary to renting storage space and are provided as a convenience to the tenants.

B.   Summary of Significant Accounting Policies

     1. Method of Accounting. The financial statements are prepared in accordance with generally accepted accounting principles.
     2. Cash and cash equivalents. Cash and cash equivalents consist of demand deposits and cash investments which are highly liquid investments with a maturity of three months or less. Cash is invested in commercial paper and US Government securities.
     3. Depreciation and amortization. Depreciation expense represents depreciation on equipment and is provided on a straight-line basis over the estimated useful life of three years. Amortization expense represents amortization of debt issuance costs and is provided on the effective interest method over the life of the debt.

     4. Allocated costs. Included in the accompanying Statements of Operations are allocations of expenses for corporate overhead incurred by the Operating Companies. As the Operating Companies have not historically operated independent of PSI, the expenses include allocations made by PSI to the Operating Companies. In management's opinion, the allocation methodology provides a reasonable allocation of the costs that were incurred by the Operating Companies.
     5. Income taxes. The financial statements exclude the effects of income taxes since they reflect a partial presentation (after allocated costs).
     6. Deficit. Deficit represents the excess of assets over liabilities and reflects the effect of net distributions, capital transactions, and loans between the Operating Companies and affiliated companies.

C.   Long-term Debt

     During 1992 and 1993, debt of PSMI was extinguished through a series of purchases from unaffiliated note holders, resulting in "extraordinary" gains from retirement of debt of $3.3 million and $14.4 million in 1992 and 1993, respectively.

     In November 1993, PSMI issued $75 million in Senior Secured Notes due 2003 ("Notes"). The Notes bear interest at 7.08%, with interest and principal payments due semi-annually. The Notes are collateralized by cash flow rights from the property management agreements for mini-warehouses and other assets of PSI, including trademarks and marketable and non-marketable securities of affiliates. The Notes have various restrictive covenants on dividends, investments and additional indebtedness. As required by the Notes, cash is segregated between the amount which must be invested pursuant to the terms of the Notes (restricted cash) and an amount which may be used to declare dividends or invested without restriction. Restricted funds of $1.1 million and $1.3 million are included in cash as of December 31, 1993 and March 31, 1995, respectively. In addition, the Notes contain various financial covenants. PSMI is in compliance with all covenants.

     As of December 31, 1994, the scheduled principal payments of the Notes were as follows:

                  1995            $ 5,000,000
                  1996              5,750,000
                  1997              6,500,000
                  1998              7,250,000
                  1999              8,000,000
                  Thereafter       38,000,000
                                  -----------
                                  $70,500,000
                                  ===========

D.   Management Agreements

     The property management agreements generally provide for compensation equal to six percent of the gross revenues of the mini-warehouse facilities managed, and five percent of the gross revenues of the commercial facilities managed. Management fees of $26,835,000, $24,554,000, $22,656,000, $6,934,000 and $6,443,000 were earned on properties in which PSI and SEI have an interest for the years ended December 31, 1994, 1993, 1992 and for the three months ended March 31, 1995 and 1994, respectively. The management agreements, except as noted below, are cancelable by either party upon sixty days notice.

     For the property management fees, under the supervision of the property owners, PSMI and PSCP coordinate rental policies, rent collections, marketing activities, the purchase of equipment and supplies, maintenance activity, and the selection and engagement of vendors, suppliers and independent contractors. PSMI and PSCP assist and advise the property owners in establishing policies for the hire, discharge and supervision of employees for the operation of their facilities, including resident managers, assistant managers, relief managers and billing and maintenance personnel.

     For the duration of the management agreements, PSMI grants to the property owners a non-exclusive license to use two PSI service marks and related designs, including the "Public Storage" name. Upon termination of the management agreement, the property owner would no longer have the right to use the service marks and related designs, except as described below.

     In February 1995, the management agreements of sixteen companies (including
     SEI) were amended to revise the termination provision. The management agreements, as amended, provide that the agreements with respect to properties directly owned by the sixteen companies will expire seven years from the date modified, provided that on each anniversary of such modification, it shall be automatically extended for one year (thereby maintaining a seven year term) unless either party notifies the other that the agreement is not being extended. With respect to properties in which SEI has an interest, but are not wholly-owned by SEI, the management agreements may be terminated upon sixty days notice by SEI and upon seven years notice by the Operating Companies. The management agreements of the sixteen companies may also be terminated by either party for cause, but if terminated by the property owner, for cause, the property owner will retain the rights to use the PSI service marks until the scheduled expiration date.

     Regardless of the termination provisions, all management agreements with PSI affiliated entities are subject to termination upon the sale of the facilities.

E.   Advisory Contract

     Pursuant to an advisory contract, the Adviser, for an advisory fee, directs SEI, under the supervision of SEI's Board of Directors, with respect to its investments and daily corporate operations. The contract provides for the monthly payment of advisory fees equal to the sum of (i) 12.75% of SEI's adjusted income (as defined, and after reduction for SEI's share of capital improvements) per share of SEI common stock on the first 14,989,454 shares outstanding and (ii) 6% of adjusted income per share on common shares in excess of 14,989,454 of SEI common stock. The advisory contract provides that, in computing the advisory fee, adjusted income will be reduced by dividends paid on all SEI preferred stock and that the Adviser will also receive an amount equal to 6% of such dividends.

     The Adviser is not entitled to its advisory fee with respect to services rendered during any quarter in which full cumulative dividends on SEI's senior preferred stock have not been paid or declared and funds therefor set aside for payment.

     The Adviser is also entitled to a disposition fee equal to 20% of the total net realized gain (as defined) from the disposition of SEI's investments. Payment of the disposition fees is subject to limitations based on SEI's distributions.

     The advisory contract may be terminated at any time by either party upon sixty days written notice. Except under certain conditions, upon termination, the Adviser generally will be entitled to receive (i) an amount equal to the accrued and unpaid portion of the disposition fee, (ii) an amount equal to 20% of the total net unrealized gain (as defined), less 20% of unrealized losses (as defined) and (iii) an amount equal to 15% of adjusted income (as defined) from October 1, 1991 to the date of termination minus the advisory fee paid from October 1, 1991 to the date of termination.

     The Adviser pays the salaries and expenses of the executive officers, the acquisition staff of SEI and other corporate overhead, including rent.

F.   Contingencies

     PSI and PSMI have entered into various operating leases including a lease for the facilities utilized by personnel of the Operating Companies. Rent of $748,000, $725,000, $777,000, $188,000 and $213,000 is included in the
     Statements of Operations for the years ended December 31, 1994, 1993, and 1992 and the three months ended March 31, 1995 and 1994, respectively, related to these leases.

     Minimum lease payments due under these leases as of December 31, 1994 are:

                    1995     $841,000
                    1996      397,000
                    1997      129,000
                    1998      107,000
                    1999        5,000

     In connection with the management of mini-warehouses, funds relating to property tax impounds were held on behalf of non-affiliates and affiliates in the approximate amounts of $913,000 and $1,000,000, respectively, at December 31, 1994 and $891,000 and $1,183,000, respectively, at December 31, 1993. The impounds are not reflected in the accompanying Statement of Assets, Liabilities and Deficit.

     The Operating Companies are involved in various legal proceedings arising from the normal course of business. In the opinion of management, the ultimate outcome of these proceedings will not have a material effect on the Operating Companies' financial position or results of operations.

                         REPORT OF INDEPENDENT AUDITORS

The Stockholder
Public Storage, Inc.

We have audited the accompanying combined summaries of historical information relating to real estate interests to be acquired (the "Combined Summaries") for each of the three years in the period ended December 31, 1994. The Combined Summaries are the responsibility of management. Our responsibility is to express an opinion on the Combined Summaries based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Summaries are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Summaries. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall Combined Summaries presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying Combined Summaries were prepared for the purpose of complying with rule 3-14 of Regulation S-X of the Securities and Exchange Commission for inclusion in a Form 8-K of Storage Equities, Inc.

In our opinion, the Combined Summaries present fairly the operating revenues and specified expenses of the real estate interests to be acquired for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

                                                 ERNST & YOUNG LLP

Los Angeles, California
July 10, 1995

                   COMBINED SUMMARIES OF HISTORICAL INFORMATION RELATING TO
                             REAL ESTATE INTERESTS TO BE ACQUIRED
                                  (IN THOUSANDS OF DOLLARS)

                                            THREE MONTHS
                                                ENDED           YEARS ENDED DECEMBER 31,
                                           MARCH 31, 1995    --------------------------------
                                             (UNAUDITED)       1994        1993        1992
                                           ---------------   ---------   ---------   --------
Operating revenues:
      Rental revenues                             $62,006     $244,165    $221,938    $198,917
      Interest income                                 801        3,719       4,602       5,986
                                                  -------     --------    --------    --------
                                                   62,807      247,884     226,540     204,903
                                                  -------     --------    --------    --------
Specified expenses:
      Cost of operations                           19,092       75,566      73,111      70,801
      Management fees paid to affiliates            3,681       14,592      13,226      11,825
      Depreciation                                 10,389       41,982      42,808      43,556
      General and administrative                    1,631        5,904       6,135       7,830
      Interest expenses                             2,558        9,981      10,860      11,038
                                                  -------     --------    --------    --------
                                                   37,351      148,025     146,140     145,050
                                                  -------     --------    --------    --------
Excess of operating revenues over
 specified expenses:
      After depreciation expense                  $25,456     $ 99,859    $ 80,400    $ 59,853
                                                  =======     ========    ========    ========
      Before depreciation expense
       (funds from operations)
       (unaudited)                                $35,845     $141,841    $123,208    $103,409
                                                  =======     ========    ========    ========

      Earnings before interest, taxes,
       depreciation and amortization
       (EBITDA) (unaudited)                       $38,403     $151,822    $134,068    $114,447
                                                  =======     ========    ========    ========
REAL ESTATE INTERESTS BEING ACQUIRED:
      Excess of operating revenues
       over specified expenses:

      After depreciation expense                  $ 6,053     $ 23,697    $ 18,773    $ 14,283
                                                  =======     ========    ========    ========
      Before depreciation expense
       (funds from operations) (unaudited)        $ 8,427     $ 33,196    $ 28,609    $ 24,317
                                                  =======     ========    ========    ========
       Earnings before interest, taxes,
        depreciation and amortization (EBITDA)
                (unaudited)                       $ 9,128     $ 35,890    $ 31,570    $ 27,435
                                                  =======     ========    ========    ========

                            See Accompanying notes.

             NOTES TO COMBINED SUMMARIES OF HISTORICAL INFORMATION

                RELATING TO REAL ESTATE INTERESTS TO BE ACQUIRED

A.   Background and Basis for Combination

     The accompanying Combined Summaries of Historical Information Relating to Real Estate Interests to be Acquired (the "Combined Summaries") include the results of operations for the years ended December 31, 1994, 1993, and 1992 and the three months ended March 31, 1995 for the real estate assets in which Storage Equities, Inc. ("SEI") proposes to acquire an interest ("Real Estate Interests").

     Under an Agreement and Plan of Reorganization dated June 30, 1995, the Real Estate Interests, along with the Operating Companies of Public Storage, Inc. (PSI), would be acquired by SEI.

B.   Real Estate Interests

     SEI is acquiring Real Estate Interests comprised of Real Estate Equity Interests and ten notes receivable. Real Estate Equity Interests include equity ownership in sixty-three REITs and partnerships which own 511 mini-warehouse and 15 commercial facilities, all operated under the "Public Storage" name.

     Specifically, the Real Estate Equity Interests consists of:

     . Class A, B, C and D shares of finite life REITs. These shares represent between 15% and 30% of the economic interest in each entity;

     . General and limited partner interests, on average, representing approximately 25% of the economic interest in each entity; and

     . Seven properties, consisting of six mini-warehouses and one business park in which a 100% fee interest is being acquired.

     Depreciation expense represents depreciation on the assets of the Real Estate Equity Interests in which an interest is being acquired and is typically provided on a straight line basis over the estimated useful life of twenty five years.

     The sixty-three REITs and partnerships in which SEI is acquiring an interest have the following assets, liabilities, owner's equity and income for the years ended December 31, 1994, 1993 and 1992 and the three months ended March 31, 1995:

                                                   Three Months               Years ended December 31,
                                                   Ended 3/31/95         ------------------------------------
                                                   (unaudited)              1994        1993          1992
                                                  ---------------        ----------   ----------   ----------
                                                                                (dollars in thousands)
Assets                                                $1,261,091         $1,273,297   $1,312,289   $1,342,144
Liabilities                                              127,805            130,206      131,435      133,267
                                                  -----------------------------------------------------------
Owners' equity                                        $1,133,286         $1,143,091   $1,180,854   $1,208,877
                                                  -----------------------------------------------------------
Net income                                            $   24,940         $   97,774   $   78,635   $   58,022
                                                  ===========================================================
Earnings before interest taxes,
 depreciation and amortization (EBITDA)
 (unaudited)                                          $   37,675         $  148,896   $  131,380   $  111,589
                                                  ===========================================================

C.   Mortgage loans

     Included in the Real Estate Interests are ten notes receivable with an aggregate carrying amount of $8,141,000 at December 31, 1994 and which are secured by mini-warehouse facilities. Four of the notes are subject to underlying mortgage debt. Interest income and interest expense are included in the Combined Summaries with respect to the notes receivable and underlying mortgage debt, respectively.

     The notes receivable have interest rates ranging from 7.0% to 14.5% (weighted average of 11.8%) and mature from 1995 to 2013. The underlying mortgages have interest rates ranging from 7.1% to 9.9% (weighted average of 7.5%) and are due from 1997 to 2000.

D.   Debt

     SEI will assume approximately $4,807,000 in debt consisting of underlying debt related to four of the notes receivable and mortgage debt secured by one facility. The debt bears interest at rates ranging from 7.1% to 9.9%. The repayment of principal related to this debt at December 31, 1994 is due as follows:


                  1995        $  213,000
                  1996           231,000
                  1997         1,038,000
                  1998         2,633,000
                  1999           561,000
                  Thereafter     131,000
                              ----------
                              $4,807,000
                              ==========

E.   Environmental Matters

     The majority of the Real Estate Equity Interests were developed or acquired prior to the time it was customary to conduct environmental assessments. However, subsequent to their development or acquisition, many of the properties have had environmental assessments completed. These assessments did not indicate the requirement for significant remediation or further assessments.

                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements were prepared to reflect the Merger transaction between Storage Equities, Inc. ("SEI") and Public Storage Management, Inc. ("PSMI"). As a condition to closing the Merger, the SEI Articles of Incorporation must be amended to increase the number of authorized shares of, and reclassify, the outstanding SEI Common Stock into Common Stock and Class B Common Stock. Prior to the Merger, PSCP, the Adviser and Real Estate Interests will be combined into PSMI. Upon consummation of the Merger, (i) PSMI will be merged with and into SEI, which will be the surviving corporation, (ii) SEI will be renamed "Public Storage, Inc.," and
(iii) the capital stock of PSMI will be converted into an aggregate of 30,000,000 shares of Common Stock and 7,000,000 shares of Class B Common Stock, subject to post closing adjustment.

Immediately following the Merger, SEI will own the Operating Companies and the Real Estate Interests , which include (1) the "Public Storage" name, (2) seven wholly owned properties, (3) all inclusive deeds of trust secured by ten mini-warehouses, (4) general and limited partnership interests in 47 limited partnerships owning an aggregate of 286 mini-warehouses and one commercial property, (5) equity interests in 16 REITs which, exclusive of SEI's facilities, own an aggregate of 219 mini-warehouses and 13 commercial properties, (6) property management contracts, exclusive of SEI's facilities, for 652 mini-warehouses and 29 commercial properties (611 of which collectively are owned by entities affiliated with PSI), and (7) a 95% economic interest in a merchandise company which currently sells locks and boxes to PSI's mini-warehouse tenants and others.

In addition to adjustments to reflect the proposed Merger, pro forma adjustments were made to reflect the following transactions:

     ISSUANCE OF PREFERRED AND COMMON STOCK:

      . On February 15, 1994, SEI issued 5,484,000 shares of Common Stock in a public offering. The net offering proceeds were approximately $76.5 million, which combined with the use of cash reserves were used to repay debt, acquire real estate facilities, acquire mortgage notes receivable and acquire additional minority interests.

      . On June 30, 1994, SEI issued 1,200,000 shares of Adjustable Rate Cumulative Preferred Stock, Series C (the "Series C Preferred Stock"). The aggregate net offering proceeds of the offering ($28.9 million) were used to retire bank borrowings (borrowings which were used primarily to acquire real estate facilities and minority interests in real estate partnerships).

      . On September 1, 1994, SEI issued 1,200,000 shares of 9.5% Cumulative Preferred Stock, Series D (the "Series D Preferred Stock"). The aggregate net offering proceeds of the offering ($29.0 million) were used to acquire real estate facilities and minority interests in real estate partnerships.

      . On November 25, 1994, SEI issued 2,500,000 shares of Common Stock in a public offering. The offering provided net proceeds of approximately $33.8 million, which were utilized to repay borrowings on SEI's credit facilities (borrowings which were used to fund the acquisition of real estate facilities, minority interests and the cash portion of the PSP VIII merger, see below).

      . On February 1, 1995, SEI issued 2,195,000 shares of 10% Cumulative Preferred Stock, Series E (the "Series E Preferred Stock"). The aggregate net offering proceeds of $52.9 million were used to acquire real estate facilities, minority interests in real estate partnerships and retire bank borrowings (borrowings which were used to acquire real estate facilities).

      . On May 3, 1995, SEI issued 2,300,000 shares of 9.75% Cumulative Preferred Stock, Series F (the "Series F Preferred Stock"). The aggregate net offering proceeds of $55.6 million were used to acquire real estate facilities, minority interests in real estate partnerships and retire bank borrowings (borrowings which were used to acquire real estate facilities).

      . On May 31, 1995, SEI issued 5,482,200 shares of Common Stock in a public offering. The aggregate net offering proceeds of $82.0 million were used to acquire real estate facilities.

     MERGERS:

      . On September 30, 1994, SEI completed a merger transaction with Public Storage Properties VIII, Inc. ("PSP VIII") whereby SEI acquired all of the outstanding shares of PSP VIII's common stock for an aggregate cost of $55,839,000, consisting of the issuance of 2,593,914 shares of SEI Common Stock and $17,341,000 in cash.

      . On February 28, 1995, SEI completed a merger transaction with Public Storage Properties VI, Inc. ("PSP VI") whereby SEI acquired all of the outstanding shares of PSP VI's common stock for an aggregate cost of $65,343,000, consisting of the issuance of 3,147,015 shares of SEI Common Stock and $21,427,000 in cash.

      . On June 30, 1995, SEI completed a merger transaction with Public Storage Properties VII, Inc. ("PSP VII") whereby SEI acquired all of the outstanding shares of PSP VII's common stock for an aggregate cost of $72,128,000 consisting of the issuance of approximately 3,620,543 shares of SEI Common Stock and $14,426,000 in cash.

The pro forma consolidated balance sheet at March 31, 1995 has been prepared to reflect (i) the issuance and utilization of the net offering proceeds of the Preferred and Common Stock issued subsequent to March 31, 1995, (ii) the merger transaction with PSP VII, and (iii) the proposed Merger with PSMI.

The pro forma consolidated statement of income for the three months ended March 31, 1995 has been prepared assuming (i) the issuance of Preferred and Common Stock and the utilization of the proceeds therefrom, (ii) the merger transactions with PSP VI and PSP VII, and (iii) the proposed Merger, as if all such transactions were completed at the beginning of the period. The pro forma consolidated statement of income for the year ended December 31, 1994 has been prepared assuming (i) the issuance of the Preferred and Common Stock and the utilization of the proceeds therefrom, (ii) the merger transactions with PSP VIII, PSP VI and PSP VII, and (iii) the proposed Merger, as if all such transactions were completed on January 1, 1994.

The pro forma consolidated statement of cash flows for the three months ended March 31, 1995 and year ended December 31, 1994 have been prepared on the same basis as the pro forma consolidated statement of income for the same period.

The pro forma adjustments are based upon available information and upon certain assumptions as set forth in the notes to the pro forma consolidated financial statements that SEI believes are reasonable in the circumstances. The pro forma condensed consolidated financial statements and accompanying notes should be read in conjunction with the historical consolidated financial statements of SEI, the combined financial statements of the "Operating Companies," and the combined summaries of historical information relating to the operating revenues and specified expenses of "Real Estate Interests." The following pro forma consolidated financial statements do not purport to represent what SEI's results of operations would actually have been if the transactions in fact had occurred at the beginning of the respective periods or to project SEI's results of operations for any future date or period.

                    INDEX TO PRO FORMA FINANCIAL INFORMATION

                                                                          Pages
                                                                          -----
 .  Pro forma consolidated balance sheet at March 31, 1995................   19

 .  Pro forma consolidated statements of income:
   .  For the three months ended March 31, 1995..........................   28
   .  For the year ended December 31, 1994...............................   29

 .  Pro forma consolidated statements of cash flows:
   .  For the three months ended March 31, 1995..........................   40
   .  For the year ended December 31, 1994...............................   41

                            STORAGE EQUITIES, INC.
                     CONSOLIDATED PRO FORMA BALANCE SHEET
                                MARCH 31, 1995
                                  (UNAUDITED)

                                                                                        SEI
                                                    ---------------------------------------------------------------------------
                                                                              Pro Forma Adjustments
                                                                      -----------------------------------
                                                                         Issuance of                               SEI
                                                                       Preferred and           PSP VII           Pre-Merger
                                                    SEI (Historical)   Common Stock(1)        Merger(2)          (Pro Forma)
                                                    ----------------   ---------------      -------------     -----------------
           ASSETS
Cash and cash equivalents                             $  20,532,000     $ (2,362,000)       $(18,596,000)       $     (426,000)
Investments in real estate entities                       9,570,000            -                   -                 9,570,000
Real estate facilities, net of
  accumulated depreciation                              878,269,000      169,816,000          74,300,000         1,122,385,000
Mortgage loans receivable, primarily
  from affiliates                                        20,545,000      (20,545,000)              -                     -
Unallocated purchase cost                                    -                 -                   -                     -
Intangible assets                                            -                 -               1,277,000             1,277,000
Other assets                                              3,421,000            -                 539,000             3,960,000
                                                      -------------     ------------        ------------        --------------
     Total assets                                     $ 932,337,000     $146,909,000        $ 57,520,000        $1,136,766,000
                                                      =============     ============        ============        ==============

   LIABILITIES AND SHAREHOLDERS' EQUITY
Note payable to banks                                 $  35,000,000     $(35,000,000)       $      -            $        -
Senior Notes                                                 -                 -                   -                     -
Mortgage notes payable                                   52,119,000       56,160,000               -               108,279,000
                                                      -------------     ------------        ------------        --------------
     Total debt                                          87,119,000       21,160,000               -               108,279,000
Accrued and other liabilities                            14,893,000            -               1,268,000            16,161,000
Minority interest                                       133,893,000      (12,000,000)              -               121,893,000
Shareholder's equity:
  Preferred Stock, $0.1 par value, 50,000,000
     shares authorized:
  Senior Preferred Stock                                220,150,000       57,500,000               -               277,650,000
  Convertible Preferred Stock                            57,500,000            -                   -                57,500,000
Common stock, $.10 par value, 60,000,000
  shares authorized 32,838,310 shares issued
  and outstanding (78,941,053 pro forma
  shares issued and outstanding)
     Common Stock (71,941,053 issued and
       outstanding)                                       3,284,000          548,000             362,000             4,194,000
     Class B (7,000,000 issued and outstanding)              -                 -                   -                     -
Paid-in capital                                         424,965,000       79,701,000          55,890,000           560,556,000
Cumulative net income                                   185,685,000            -                   -               185,685,000
Cumulative distribution paid                           (195,152,000)           -                   -              (195,152,000)
Deficit                                                      -                 -                   -                     -
                                                      -------------     ------------        ------------        --------------
  Total shareholders' equity                            696,432,000      137,749,000          56,252,000           890,433,000
                                                      -------------     ------------        ------------        --------------
  Total liabilities and shareholders' equity          $ 932,337,000     $146,909,000        $ 57,520,000        $1,136,766,000
                                                      =============     ============        ============        ==============
Book Value per share of Common Stock                  $       12.75                                             $        13.24
                                                      =============                                             ==============

                                                                          Pro Forma Merger Adjustments
                                                                      -----------------------------------
                                                       Operating                                                   SEI
                                                       Companies                                                Post-Merger
                                                      (Historical)        Purchase(3)        Valuation(3)        (Pro Forma)
                                                    ----------------   ---------------      -------------     -----------------
           ASSETS
Cash and cash equivalents                             $   1,975,000     $      -            $      -            $    1,549,000
Investments in real estate entities                          -                 -             365,000,000           374,570,000
Real estate facilities, net of
  accumulated depreciation                                   -                 -              19,943,000         1,142,328,000
Mortgage loans receivable, primarily
  from affiliates                                            -                 -               8,050,000             8,050,000
Unallocated purchase cost                                    -           555,500,000        (555,500,000)                -
Intangible assets                                            -                 -             235,176,000           236,453,000
Other assets                                              2,903,000            -                   -                 6,863,000
                                                      -------------     ------------        ------------        --------------
     Total assets                                     $   4,878,000     $555,500,000        $ 72,669,000        $1,769,813,000
                                                      =============     ============        ============        ==============

   LIABILITIES AND SHAREHOLDERS' EQUITY
Note payable to banks                                 $      -          $      -            $      -            $        -
Senior Notes                                             70,156,000            -                 344,000            70,500,000
Mortgage notes payable                                       -                 -               4,757,000           113,036,000
                                                      -------------     ------------        ------------        --------------
     Total debt                                          70,156,000            -               5,101,000           183,536,000
Accrued and other liabilities                             2,290,000        2,000,000               -                20,451,000
Minority interest                                            -                 -                   -               121,893,000
Shareholder's equity:
  Preferred Stock, $0.1 par value, 50,000,000
     shares authorized:
  Senior Preferred Stock                                     -                 -                   -               277,650,000
  Convertible Preferred Stock                                -                 -                   -                57,500,000
Common stock, $.10 par value, 60,000,000
  shares authorized 32,838,310 shares issued
  and outstanding (78,941,053 pro forma
  shares issued and outstanding)
     Common Stock (71,941,053 issued and
       outstanding)                                          -             3,000,000               -                 7,194,000
     Class B (7,000,000 issued and outstanding)              -               700,000               -                   700,000
Paid-in capital                                              -           549,800,000               -             1,110,356,000
Cumulative net income                                        -                 -                   -               185,685,000
Cumulative distribution paid                                 -                 -                   -              (195,152,000)
Deficit                                                 (67,568,000)           -              67,568,000                 -
                                                      -------------     ------------        ------------        --------------
  Total shareholders' equity                            (67,568,000)     553,500,000          67,568,000         1,443,933,000
                                                      -------------     ------------        ------------        --------------
  Total liabilities and shareholders' equity          $   4,878,000     $555,500,000        $ 72,669,000        $1,769,813,000
                                                      =============     ============        ============        ==============
Book Value per share of Common Stock                                                                            $        15.41
                                                                                                                ==============

        See Accompanying Notes to Pro Forma Consolidated Balance Sheet.

                            STORAGE EQUITIES, INC.
                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                                MARCH 31, 1995
                                  (Unaudited)



1.   Issuance of Preferred and Common Stock
     --------------------------------------

     Subsequent to March 31, 1995, SEI issued 2,300,000 shares ($25 stated value per share) of its Series F Preferred Stock (May 3, 1995) and 5,482,200 shares (issued at $15.875 per share) of its Common stock (May 31, 1995). The net offering proceeds and utilization of the proceeds therefrom is as follows:

     Net offering proceeds:
        Series F Preferred Stock                                                       $ 55,689,000
        Common Stock                                                                     82,060,000
                                                                                       ------------

                                                                                       $137,749,000
                                                                                       ============
     Uses:
        Cash portion of real estate facilities acquired or pending
           acquisition (see below)                                                     $ 93,111,000

        Repayment of bank borrowings                                                     35,000,000

        Acquisition of minority interests (see below)                                    12,000,000

        Utilization of cash reserves                                                     (2,362,000)
                                                                                       ------------

                                                                                       $137,749,000
                                                                                       ============

     The following pro forma adjustments were made to reflect the above transactions:

 .   Cash and cash equivalents were decreased to reflect the utilization
     of cash reserves                                                                  $ (2,362,000)
                                                                                       ============

 .    Real estate facilities were increased to reflect the acquisition of mini-warehouse facilities:
           Cash portion of acquisition cost                                            $ 93,111,000
           Cancellation of mortgage notes receivable secured by
              acquired mini-warehouses facilities                                        20,545,000
           Assumption of mortgage notes payable secured by acquired
              mini-warehouse facilities                                                  56,160,000
                                                                                       ------------

                                                                                       $169,816,000
                                                                                       ============

     The pro forma adjustment to real estate facilities includes the pending acquisition of real estate facilities with an aggregate cost of approximately $111.8 million. SEI is currently in the process of seeking the approval of the limited partners of several limited partnerships to sell the partnerships' real estate facilities to SEI for cash, the cancellation of mortgage debt owed to SEI and the assumption of mortgage debt secured by the facilities. There is no assurance that such transactions will be approved by the limited partners of each of the partnerships and therefore consummated; however, SEI believes, based on past experience, that the approval of the limited partners is probable.

                            STORAGE EQUITIES, INC.
                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                                MARCH 31, 1995
                                  (Unaudited)

  .  Mortgage notes receivable were decreased to reflect
     the cancellation of notes in connection with the
     acquisition of mini-warehouse facilities securing
     such notes                                                    $ (20,545,000)
                                                                   =============

  .  Note payable to banks was decreased to reflect the
     utilization of the net offering proceeds                      $ (35,000,000)
                                                                   =============

  .  Mortgage notes payable were increased to
     reflect the assumption of such notes in
     connection with the acquisition of
     mini-warehouse facilities                                     $  56,160,000
                                                                   =============
  .  Minority interest was decreased to reflect the
     pending acquisition of such interests                         $ (12,000,000)
                                                                   =============
     SEI has commenced a cash tender offer to acquire
     limited partnership units in PS Partners VI, Ltd.,
     a limited partnership in which SEI currently owns
     significant interests in and whose accounts are
     consolidated with SEI.  SEI estimates that it
     will acquire approximately $12 million of limited
     partnership units in the partnership pursuant to
     the cash tender offer. The acquisition of units
     has the effect of reducing minority interest.

  .  Senior Preferred Stock has been increased to reflect
     the issuance of 2,300,000 shares of Series F
     Preferred Stock ($25 stated value)                            $  57,500,000
                                                                   =============
  .  Common stock has been increased to reflect the
     issuance of 5,482,200 shares with a par value
     of $.10 per share                                             $     548,000
                                                                   =============

  .  Paid-in Capital has been increased to reflect (i)
     the gross offering proceeds in excess of the stated
     value of the Series F Preferred Stock and the par
     value of the Common Stock and (ii) reduced for
     offering costs and expenses                                   $  79,701,000
                                                                   =============

                            STORAGE EQUITIES, INC.
                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                                MARCH 31, 1995
                                  (UNAUDITED)

2. PSP VII Merger (the "PSP VII Merger")
   -------------------------------------

   On June 14, 1995, the shareholders of SEI and PSP VII approved the merger between each of the corporations. Pursuant to the PSP VII Merger, on June 30, 1995, PSP VII was merged with and into SEI, and the outstanding PSP VII common stock (3,806,491 shares) were converted into an aggregate of approximately (i) 3,620,543 shares of SEI Common and (ii) $14,426,000 in cash.

   The PSP VII Merger has been accounted for using the purchase method of accounting and the total purchase cost has been allocated to the acquired net assets; first to the tangible and identifiable intangible assets and liabilities of PSP7 based upon their respective fair values, and the remainder, if any, will be allocated to excess of purchase cost over book value of assets acquired. The aggregate purchase cost to be paid to the shareholders of PSP VII has been determined to be the sum of (1) the fair market value of PSP VII's real estate assets, (2) the estimated book value of PSP VII's non-real estate assets as of March 31, 1995 less (3) PSP VII's estimated liabilities as of March 31, 1995, including an estimated adjustment for potential environmental matters. In addition, concurrent with the PSP VII Merger, PSP VII's outstanding Series D common stock was repurchased and retired. The aggregate purchase cost and its preliminary allocation to the historical assets and liabilities is as follows:

                                                                                               Pro forma
                                           PSP VII       Pro forma adjustments to reflect       PSP VII
                                         Historical     ----------------------------------       Merger
                                           3/31/95        Purchase (a)       Merger (a)       Adjustments
                                        ------------    ---------------    --------------    ------------
Cash and cash equivalents               $  1,103,000       $(19,699,000)     $          -    $(18,596,000)
Investment in real estate entities                 -         72,128,000       (72,128,000)              -
Real estate facilities, at cost:          38,151,000                  -        36,149,000      74,300,000
Unallocated excess purchase cost
   over net assets acquired                        -                  -         1,277,000       1,277,000
Other assets                                 539,000                  -                 -         539,000
                                        ------------       ------------      ------------    ------------
                Total assets            $ 39,793,000       $ 52,429,000      $(34,702,000)   $ 57,520,000
                                        ============       ============      ============    ============


Accrued and other liabilities           $  2,334,000       $ (1,066,000)     $          -    $  1,268,000
Shareholders' equity:
  Common stock                                38,000            362,000           (38,000)        362,000
  Paid-in capital                         49,827,000         53,133,000       (47,070,000)     55,890,000
  Cumulative net income                   55,566,000                  -       (55,566,000)              -
  Cumulative distributions paid          (67,972,000)                 -        67,972,000               -
                                        ------------       ------------      ------------    ------------
     Total shareholders' equity           37,459,000         53,495,000       (34,702,000)     56,252,000
                                        ------------       ------------      ------------    ------------
      Total liabilities and
        shareholders' equity            $ 39,793,000       $ 52,429,000      $(34,702,000)   $ 57,520,000
                                        ============       ============      ============    ============

                            STORAGE EQUITIES, INC.
                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                                MARCH 31, 1995
                                  (UNAUDITED)

  Note (a):
  ---------


Purchase cost,  including related fees (see related adjustments below):
 Acquisition of 3,806,491 shares of PSP VII Common Stock:

 Fair value of real estate facilities acquired (based upon appraised values)        $74,300,000
 Estimated fair value of other assets at March 31, 1995                                 539,000
 Cash balance at March 31, 1995                                                       1,103,000
 Estimated fair value of liabilities at March 31, 1995                               (2,334,000)
                                                                                    -----------
       Estimated fair value of net assets acquired                                   73,608,000
 Less:  Repurchase and retirement of PSP VII's Series D common stock                 (2,757,000)
 Add:   Estimated net increase in PSP VII's net current assets
        projected as of June 30, 1995                                                 1,277,000
                                                                                    -----------
                                                                                    $72,128,000
                                                                                    ===========
Preliminary allocation of purchase cost:
 Net assets acquired at historical amounts                                          $37,459,000
 Repurchase and retirement of PSP VII's Series D common stock                        (2,757,000)
                                                                                    -----------
       Adjusted net assets acquired at historical amounts                            34,702,000
 Adjustments to reflect the fair value of the real estate
  facilities acquired                                                                36,149,000
 Unallocated excess purchase cost over net assets acquired                            1,277,000
                                                                                    -----------
                                                                                    $72,128,000
                                                                                    ===========

The purchase cost consisted of the payment of cash ($14,426,000) and the issuance of SEI Common Stock ($57,702,000, as determined using a closing price of $15.9375 per share of SEI Common Stock). The unallocated excess purchase cost over the net assets acquired will ultimately be allocated to the fair value of PSP VII's current assets and liabilities as of the completion of the PSP VII Merger, although no material differences are expected.

Pro forma "Purchase" Adjustments:
- ---------------------------------

The following pro forma adjustments have been made assuming the PSP VII Merger is consummated as of March 31, 1995:

  .  Cash and cash equivalents has been decreased
     to reflect:
       The cash portion of the purchase price                    $(14,426,000)
       Fees and expense expected to be incurred by SEI             (1,450,000)
       Repurchase and retirement of PSP VII's Series D
        common stock                                               (2,757,000)
       Payment of accrued distributions as of
        March 31, 1995                                             (1,066,000)
                                                                 ------------
       Net reduction to cash and cash equivalents                $(19,699,000)
                                                                 ============

                            STORAGE EQUITIES, INC.
                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                                MARCH 31, 1995
                                  (UNAUDITED)

  .  Investment in real estate entities has been
     increased to reflect the aggregate purchase
     cost of the PSP VII Merger                                    $ 72,128,000
                                                                   ============
  .  Shareholders' equity has been increased to reflect
     the issuance of Common Stock in connection with
     the PSP VII Merger:

        Common Stock (issuance of approximately 3,620,543
          shares of SEI Common Stock, par value of $.10 per share) $    362,000
        Paid in capital                                              57,340,000
                                                                   ------------
           Equity portion of purchase cost                           57,702,000
         Additional adjustment to "Paid in capital" to reflect:
          Repurchase and retirement of PSP VII's Series D
           common stock                                              (2,757,000)
          Estimated fees and expenses of issuing Common Stock        (1,450,000)
                                                                   ------------
           Total adjustment to shareholders' equity                $ 53,495,000
                                                                   ============
  .  Accrued and other liabilities has been reduced
     to reflect the pro forma payment of PSP VII's
     distributions which were accrued as of March
     31, 1995                                                      $ (1,066,000)
                                                                   ============

Pro forma "Merger" Adjustments:
- -----------------------------
  .  Investment in real estate entities has been
     decreased to reflect the allocation of the
     aggregate purchase cost                                       $(72,128,000)
                                                                   ============

  .  Real estate facilities have been increased to
     reflect the difference between the fair value
     and historical carrying cost of the facilities                $ 36,149,000
                                                                   ============

  .  Excess purchase cost over net assets acquired
     has been increased to reflect projected June
     30, 1995 net current assets                                   $  1,277,000
                                                                   ============

                            STORAGE EQUITIES, INC.
                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                                MARCH 31, 1995
                                  (UNAUDITED)

      . Shareholders' equity has been decreased to reflect the following:

             Elimination of PSP VII's historical equity:

             Common Stock                                          $    (38,000)
             Paid in capital                                        (49,827,000)
             Cumulative net income                                  (55,566,000)
             Cumulative distributions paid                           67,972,000
                                                                   ------------

                Total historical equity                             (37,459,000)

             Additional adjustment to "Paid in capital" to reflect:

              Repurchase and retirement of PSP VII's Series D
               common stock                                           2,757,000
                                                                   ------------

               Total adjustment to shareholders' equity            $(34,702,000)
                                                                   ============

3.  Merger Pro Forma Adjustments
    ----------------------------

    The Merger will be accounted for using the purchase method of accounting and the total purchase cost will be allocated to the acquired net assets; first to the tangible and identifiable intangible assets and liabilities acquired based upon their respective fair values, and the remainder will be allocated to the excess of purchase cost over fair value of assets acquired. Upon completion of the Merger, the outstanding shares of PSMI capital stock will be converted into an aggregate of 30,000,000 shares of Common Stock and 7,000,000 shares of Class B Common Stock, subject to adjustment, and SEI will be renamed "Public Storage, Inc."

    Immediately following the Merger, SEI will own the Operating Companies and the Real Estate Interests, which include (1) the "Public Storage" name, (2) seven wholly owned properties, (3) all inclusive deeds of trust secured by ten mini-warehouses, (4) general and limited partnership interests in 47 limited partnerships owning an aggregate of 286 mini-warehouses and one commercial property, (5) equity interests in 16 REITs which, exclusive of SEI's facilities, own an aggregate of 219 mini-warehouses and 13 commercial properties, (6) property management contracts, exclusive of SEI's facilities, for 652 mini-warehouses and 29 commercial properties (611 of which collectively are owned by entities affiliated with PSI), and (7) a 95% economic interest in a merchandise company which currently sells locks and boxes to PSI's mini-warehouse tenants and others. See "Public Storage Management, Inc."

                            STORAGE EQUITIES, INC.
                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                                MARCH 31, 1995
                                  (UNAUDITED)

SEI has determined the purchase cost of the Merger to be equal to the fair value of the securities issued combined with direct costs of the Merger. The fair value of the Common Stock is based on current closing market prices on the New York Stock Exchange. The fair value of the Class B Common Stock (which is not publicly traded) is based an independent appraisal. The aggregate purchase cost and its preliminary allocation to the historical assets and liabilities is as follows:

Purchase cost:
- --------------
     Issuance of 30,000,000 shares of Common Stock (at $16.00 per share)          $ 480,000,000
     Issuance of 7,000,000 shares of Class B Common Stock (at $10.50 per share)      73,500,000
     Estimated direct costs and expenses of the Merger                                2,000,000
                                                                                  -------------
                                                                                  $ 555,500,000
                                                                                  =============
Preliminary allocation of purchase cost:
- ----------------------------------------

     Intangible assets attributable to the "Operating Companies"                  $ 235,176,000
     Fair value of net assets acquired from the "Operating Companies"
        Cash                                                                          1,975,000
        Other assets                                                                  2,903,000
        Secured note payable (face amount of note at March 31, 1995)                (70,500,000)
        Accrued and other liabilities                                                (2,290,000)
                                                                                  -------------
          Total fair value of net assets of the "Operating Companies"               167,264,000
                                                                                  -------------

     Fair value of real estate investments (including general and
      limited partnership interests and equity interests in REITs)                  365,000,000
     Fair value of fee simple interest in seven properties                           19,943,000
     Fair value of mortgage debt secured by properties acquired                        (548,000)
     Fair value of all-inclusive trust deeds:
       Mortgage notes receivable                                                      8,050,000
       Mortgage notes payable                                                        (4,209,000)
                                                                                  -------------
          Total fair value of the net assets of the "Real Estate Interests"         388,236,000
                                                                                  -------------
                                                                                  $ 555,500,000
                                                                                  =============


The following pro forma adjustments have been made to reflect the Merger as of March 31, 1995:

Pro forma "Purchase" adjustments:
- ---------------------------------
  .  Unallocated purchase cost has been increased to reflect the aggregate
     purchase cost                                                                $ 555,500,000
                                                                                  =============

  .  Accrued and other liabilities has been increased for the estimated costs
     and expenses of the Merger                                                   $   2,000,000
                                                                                  =============

                            STORAGE EQUITIES, INC.
                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                                MARCH 31, 1995
                                  (UNAUDITED)

  .  Shareholders' equity has been increased to reflect:

       Issuance of 30,000,000 shares of Common Stock
        ($.10 par value per share)                                   $   3,000,000
                                                                     =============
       Issuance of 7,000,000 shares of Class B Common Stock
        ($.10 par value per share)                                   $     700,000
                                                                     =============
       Paid-in capital has been increased to reflect the value of issued shares of Common Stock and Class B Common Stock
        in excess of par value (30,000,000 shares of Common
        Stock at $16.00 per share and 7,000,000 shares of Class B
        Common Stock at $10.50 per share less aggregate par
        value of $3,700,000)                                         $ 549,800,000
                                                                     =============
Pro forma "Merger" adjustments:
- -------------------------------
  .  Investments in real estate entities has been increased to reflect the fair value of real estate investments
     acquired in the Merger                                          $ 365,000,000
                                                                     =============
  .  Real estate facilities has been increased to reflect the fair value of the seven properties to be acquired
     in the Merger                                                   $  19,943,000
                                                                     =============
  .  Mortgage loans receivable has been increased to
     reflect the fair value of the all-inclusive trust deeds
     to be acquired in the Merger                                    $   8,050,000
                                                                     =============
  .  Unallocated purchase cost has been decreased to
     reflect the allocation of the purchase cost                     $(555,500,000)
                                                                     =============
  .  Intangible assets have been increased to reflect
     intangible assets relating to the "Operating Companies"         $ 235,176,000
                                                                     =============
  .  Secured notes has been adjusted by an amount to
     reflect the face amount of the secured note at
     March 31, 1995                                                  $     344,000
                                                                     =============
  .  Mortgage notes payable has been increased to
     reflect the mortgage notes secured by all-inclusive
     trust deeds and properties to be acquired in the Merger         $   4,757,000
                                                                     =============
  .  Deficit has been eliminated to reflect the acquisition of
     the net assets of the "Operating Companies"                     $  67,568,000
                                                                     =============

                            STORAGE EQUITIES, INC.
                  PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                   FOR THE THREE MONTHS ENDED MARCH 31, 1995
                                  (UNAUDITED)

                                                                 SEI                                            PSMI
                                 --------------------------------------------------------------------     -----------------
                                                        PRO FORMA ADJUSTMENTS
                                                    ------------------------------
                                                      ISSUANCE
                                                    OF PREFERRED                             SEI              OPERATING
                                      SEI             & COMMON            REIT            PRE-MERGER          COMPANIES
                                  (HISTORICAL)        STOCK(1)          MERGERS(2)        (PRO FORMA)        (HISTORICAL)
                                  ------------      -------------       ----------       ------------      ----------------
REVENUES:
  Rental Income                   $ 41,974,000         $6,900,000       $5,086,000        $53,960,000      $             -
  Facility management fees                   -                  -                -                  -             7,313,000
  Advisory fee income                        -                  -                -                  -             1,610,000
  Merchandise operations                     -                  -                -                  -               446,000
  Equity in earnings of real
   estate entities                           -                  -                -                  -                     -
  Interest and other Income          1,224,000           (576,000)          16,000            664,000                39,000
                                  ------------         ----------       ----------        -----------      ----------------
                                    43,198,000          6,324,000        5,102,000         54,624,000             9,408,000
                                  ------------         ----------       ----------        -----------      ----------------
EXPENSES:
  Cost of operations                15,807,000          2,229,000        2,058,000         20,094,000                     -
  Cost of managing facilities                -                  -                -                  -             1,127,000
  Cost of merchandise                        -                  -                -                  -               208,000
  Depreciation and
   amortization                      8,147,000          1,317,000          784,000         10,248,000                     -
  General and administrative         1,091,000                  -          105,000          1,196,000             1,003,000
  Advisory fee                       1,610,000            240,000          112,000          1,962,000                     -
  Interest expense                   1,520,000             29,000          820,000          2,369,000             1,263,000
                                  ------------         ----------       ----------        -----------      ----------------
                                    28,175,000          3,815,000        3,879,000         35,869,000             3,601,000
                                  ------------         ----------       ----------        -----------      ----------------
  Income before minority
   interest in income and
   gain on disposition of
   real estate                      15,023,000          2,509,000        1,223,000         18,755,000             5,807,000
  Minority interest in income       (1,823,000)           122,000                -         (1,701,000)                    -
                                  ------------         ----------       ----------        -----------      ----------------
                                    13,200,000          2,631,000        1,223,000         17,054,000             5,807,000
  Taxes based on income                      -                  -                -                  -                     -
                                  ------------         ----------       ----------        -----------      ----------------
  Net Income                      $ 13,200,000         $2,631,000       $1,223,000        $17,054,000      $      5,807,000
                                  ============         ==========       ==========        ===========      ================
  Net income allocable to
   preferred shareholders         $  5,976,000         $1,860,000       $        -        $ 7,836,000      $              -
  Net income allocable to
   Class B Shareholders                      -                  -                -                  -                     -
  Net income allocable to
   Common Stock  shareholders        7,224,000            771,000        1,223,000          9,218,000             5,807,000
                                  ------------         ----------       ----------        -----------      ----------------
     Net Income                   $ 13,200,000         $2,631,000       $1,223,000        $17,054,000      $      5,807,000
                                  ============         ==========       ==========        ===========      ================
  PER SHARE OF COMMON STOCK:
  Net Income                             $0.24(3)                                               $0.22(3)
                                  ============                                            ===========
  Weighted Average Shares           30,566,839(3)                                          42,016,474(3)
                                  ============                                            ===========
  RATIO OF EARNINGS TO
  COMBINED FIXED CHARGES
  AND PREFERRED STOCK
  DIVIDENDS(7)                            2.10                                                   2.00
                                  ============                                            ===========



                                                              PSMI
                                        ----------------------------------------------------
                                                                                COMBINED
                                           REAL ESTATE                            PSMI            PRO FORMA             SEI
                                            INTERESTS         PRO FORMA        OPERATIONS          MERGER           POST-MERGER
                                         (HISTORICAL)(4)    ADJUSTMENTS(4)     (PRO FORMA)      ADJUSTMENTS(5)      (PRO FORMA)
                                         ---------------    --------------     -----------      --------------      -----------
REVENUES:
  Rental Income                          $             -     $    806,000        $   806,000    $            -       $54,766,000
  Facility management fees                             -           56,000          7,369,000        (3,194,000)        4,175,000
  Advisory fee income                                  -          352,000          1,962,000        (1,962,000)                -
  Merchandise operations                               -                -            446,000                 -           446,000
  Equity in earnings of real
   estate entities                             6,053,000         (516,000)         5,537,000        (3,054,000)        2,483,000
  Interest and other Income                            -          231,000            270,000                 -           934,000
                                         ---------------     ------------        -----------    --------------       -----------
                                               6,053,000          929,000         16,390,000        (8,210,000)       62,804,000
                                         ---------------     ------------        -----------    --------------       -----------
EXPENSES:
  Cost of operations                                   -          309,000            309,000        (3,194,000)       17,209,000
  Cost of managing facilities                          -                -          1,127,000                 -         1,127,000
  Cost of merchandise                                  -                -            208,000                 -           208,000
  Depreciation and
   amortization                                        -          121,000            121,000         1,470,000        11,839,000
  General and administrative                           -         (126,000)           877,000                 -         2,073,000
  Advisory fee                                         -                -                  -        (1,962,000)                -
  Interest expense                                     -           91,000          1,354,000                 -         3,723,000
                                         ---------------     ------------        -----------    --------------       -----------
                                                       -          395,000          3,996,000        (3,686,000)       36,179,000
                                         ---------------     ------------        -----------    --------------       -----------
  Income before minority
   interest in income and
   gain on disposition of
   real estate                                 6,053,000          534,000         12,394,000        (4,524,000)       26,625,000
  Minority interest in income                          -                -                  -                 -        (1,701,000)
                                         ---------------     ------------        -----------    --------------       -----------
                                               6,053,000          534,000         12,394,000        (4,524,000)       24,924,000
  Taxes based on income                                -          (95,000)           (95,000)                -           (95,000)
                                         ---------------     ------------        -----------    --------------       -----------
  Net Income                             $     6,053,000     $    439,000        $12,299,000    $   (4,524,000)      $24,829,000
                                         ===============     ============        ===========    ==============       ===========
  Net income allocable to
   preferred shareholders                $             -     $          -        $         -    $            -       $ 7,836,000
  Net income allocable to
   Class B Shareholders                                -                -                  -                 -                 -
  Net income allocable to
   Common Stock shareholders                   6,053,000          439,000         12,299,000        (4,524,000)       16,993,000
                                         ===============     ============        ===========    ==============       ===========
     Net Income                          $     6,053,000     $    439,000        $12,299,000    $   (4,524,000)      $24,829,000
                                         ===============     ============        ===========    ==============       ===========
  PER SHARE OF COMMON STOCK:
  Net Income                                                                                                               $0.24(6)
                                                                                                                     ===========
  Weighted Average Shares                                                                                             72,016,474(6)
                                                                                                                     ===========
  RATIO OF EARNINGS TO
   COMBINED FIXED CHARGES
   AND PREFERRED STOCK
   DIVIDENDS(7)                                                                                                             2.56
                                                                                                                     ===========


See Accompanying Notes to Pro Forma Consolidated Statements of Income.

                            STORAGE EQUITIES, INC.
                  PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                     FOR THE YEAR ENDED DECEMBER 31, 1994
                                  (UNAUDITED)

                                                                   SEI                                           PSMI
                                -----------------------------------------------------------------------     --------------
                                                         PRO FORMA ADJUSTMENTS
                                                     -------------------------------
                                                       ISSUANCE
                                                     OF PREFERRED                             SEI              OPERATING
                                     SEI               & COMMON             REIT          PRE-MERGER           COMPANIES
                                 (HISTORICAL)          STOCK(1)           MERGERS(2)      (PRO FORMA)         (HISTORICAL)
                                 -------------       -------------       -----------      -------------      --------------
REVENUES:
  Rental Income                   $141,845,000         $41,989,000       $30,672,000       $214,506,000      $            -
  Facility management fees                   -                   -                 -                  -          28,356,000
  Advisory fee income                        -                   -                 -                  -           4,983,000
  Merchandise operations                     -                   -                 -                  -           1,872,000
  Equity in earnings of real
   estate entities                           -                   -                 -                  -                   -
  Interest and other Income          5,351,000          (4,315,000)          218,000          1,254,000             199,000
                                  ------------         -----------       -----------       ------------      --------------
                                   147,196,000          37,674,000        30,890,000        215,760,000          35,410,000
                                  ------------         -----------       -----------       ------------      --------------
EXPENSES:
  Cost of operations                52,816,000          14,379,000        12,114,000         79,309,000                   -
  Cost of managing facilities                -                   -                 -                  -           5,431,000
  Cost of merchandise                        -                   -                 -                  -             866,000
  Depreciation and
   amortization                     28,274,000           7,796,000         4,831,000         40,901,000                   -
  General and administrative         2,631,000                   -           433,000          3,064,000           1,850,000
  Advisory fee                       4,983,000           1,781,000           650,000          7,414,000                   -
  Interest expense                   6,893,000          (1,675,000)        5,525,000         10,743,000           5,255,000
                                  ------------         -----------       -----------       ------------      --------------
                                    95,597,000          22,281,000        23,553,000        141,431,000          13,402,000
                                  ------------         -----------       -----------       ------------      --------------
  Income before minority
   interest in income and
   gain on disposition of
   real estate                      51,599,000          15,393,000         7,337,000         74,329,000          22,008,000

  Minority interest in income       (9,481,000)          2,775,000                 -         (6,706,000)                  -
                                  ------------         -----------       -----------       ------------      --------------
                                    42,118,000          18,168,000         7,337,000         67,623,000          22,008,000
  Income taxes on
   merchandise operations                    -                   -                 -                  -                   -
  Gain on disposition of
   real estate                               -                   -           203,000            203,000                   -
                                  ------------         -----------       -----------       ------------      --------------
  Net Income                      $ 42,118,000         $18,168,000       $ 7,540,000       $ 67,826,000      $   22,008,000
                                  ============         ===========       ===========       ============      ==============
  Net income allocable to
   preferred shareholders         $ 16,846,000         $14,360,000       $         -       $ 31,206,000      $            -
  Net income allocable to
   Class B Shareholders                      -                   -                 -                  -                   -
  Net income allocable to
   Common Stock shareholders        25,272,000           3,808,000         7,540,000         36,620,000          22,008,000
                                  ------------         -----------       -----------       ------------      --------------
     Net Income                   $ 42,118,000         $18,168,000       $ 7,540,000       $ 67,826,000      $   22,008,000
                                  ============         ===========       ===========       ============      ==============
  PER SHARE OF COMMON STOCK:
  Net Income                             $1.05(3)                                                 $0.87(3)
                                  ============                                             ============
  Weighted Average Shares           24,077,055(3)                                            41,947,615(3)
                                  ============                                             ============
  RATIO OF EARNINGS TO
   COMBINED FIXED CHARGES
   AND PREFERRED STOCK
   DIVIDENDS (7)                          2.22                                                     1.90
                                  ============                                             ============

                                                                PSMI
                                        --------------------------------------------------
                                                                               COMBINED
                                           REAL ESTATE                           PSMI           PRO FORMA             SEI
                                            INTERESTS        PRO FORMA        OPERATIONS          MERGER           POST-MERGER
                                         (HISTORICAL)(4)   ADJUSTMENTS(4)     (PRO FORMA)      ADJUSTMENTS(5)      (PRO FORMA)
                                         ---------------   --------------     ------------    ---------------      ------------
REVENUES:
  Rental Income                          $             -     $ 3,152,000       $ 3,152,000    $             -      $217,658,000
  Facility management fees                             -         576,000        28,932,000        (12,895,000)       16,037,000
  Advisory fee income                                  -       2,431,000         7,414,000         (7,414,000)                -
  Merchandise operations                               -               -         1,872,000                  -         1,872,000
  Equity in earnings of real
   estate entities                            23,697,000      (2,085,000)       21,612,000        (12,217,000)        9,395,000
  Interest and other Income                            -         797,000           996,000                  -         2,250,000
                                         ---------------     -----------       -----------    ---------------      ------------
                                              23,697,000       4,871,000        63,978,000        (32,526,000)      247,212,000
                                         ---------------     -----------       -----------    ---------------      ------------
EXPENSES:
  Cost of operations                                   -       1,023,000         1,023,000        (12,895,000)       67,437,000
  Cost of managing facilities                          -        (529,000)        4,902,000                  -         4,902,000
  Cost of merchandise                                  -               -           866,000                  -           866,000
  Depreciation and
   amortization                                        -         489,000           489,000          5,880,000        47,270,000
  General and administrative                           -        (255,000)        1,595,000                  -         4,659,000
  Advisory fee                                         -               -                 -         (7,414,000)                -
  Interest expense                                     -         352,000         5,607,000                  -        16,350,000
                                         ---------------     -----------       -----------    ---------------      ------------
                                                       -       1,080,000        14,482,000        (14,429,000)      141,484,000
                                         ---------------     -----------       -----------    ---------------      ------------
  Income before minority
   interest in income and
   gain on disposition of
   real estate                                23,697,000       3,791,000        49,496,000        (18,097,000)      105,728,000
  Minority interest in income                          -               -                 -                  -        (6,706,000)
                                         ---------------     -----------       -----------    ---------------      ------------
                                              23,697,000       3,791,000        49,496,000        (18,097,000)       99,022,000
  Income taxes on
   merchandise operations                              -        (402,000)         (402,000)                 -          (402,000)
  Gain on disposition of
   real estate                                         -               -                 -                  -           203,000
                                         ---------------     -----------       -----------    ---------------      ------------
  Net Income                             $    23,697,000     $ 3,389,000       $49,094,000    $   (18,097,000)     $ 98,823,000
                                         ===============     ===========       ===========    ===============      ============
  Net income allocable to
   preferred shareholders                $             -     $         -       $         -    $             -      $ 31,206,000
  Net income allocable to
   Class B Shareholders                                -               -                 -                  -                 -
  Net income allocable to
   Common Stock  shareholders                 23,697,000       3,389,000        49,094,000        (18,097,000)       67,617,000
                                         ---------------     -----------       -----------    ---------------      ------------

     Net Income                          $    23,697,000     $ 3,389,000       $49,094,000    $   (18,097,000)     $ 98,823,000
                                         ===============     ===========       ===========    ===============      ============
  PER SHARE OF COMMON STOCK:
  Net Income                                                                                                              $0.94(6)
                                                                                                                   ============
  Weighted Average Shares                                                                                            71,947,615(6)
                                                                                                                   ============
  RATIO OF EARNINGS TO
   COMBINED FIXED CHARGES
   AND PREFERRED STOCK
   DIVIDENDS (7)                                                                                                           2.45
                                                                                                                   ============


See Accompanying Notes to Pro Forma Consolidated Statement of Income.

                            STORAGE EQUITIES, INC.
             NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
  FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND YEAR ENDED DECEMBER 31, 1994
                                  (UNAUDITED)

1.  Issuance of Preferred and Common Stock
    --------------------------------------

    During 1994 and 1995, SEI issued shares of both its Preferred and Common Stock as follows:

       . On February 15, 1994, SEI issued 5,484,000 shares of Common Stock in a public offering. The net offering proceeds $76.5 million were used to repay debt, to acquire real estate facilities, to acquire mortgage notes receivable and to acquire additional minority interests.

       . On June 30, 1994, SEI issued 1,200,000 shares of Adjustable Rate Cumulative Preferred Stock, Series C (the "Series C Preferred Stock"). The aggregate net offering proceeds of the offering ($28.9 million) were used to retire bank borrowings (borrowings which were used primarily to acquire real estate facilities and minority interests in real estate partnerships).

       . On September 1, 1994, SEI issued 1,200,000 shares of 9.5% Cumulative Preferred Stock, Series D (the "Series D Preferred Stock"). The aggregate net offering proceeds ($29.0 million) were used to acquire real estate facilities and minority interests in real estate partnerships.

       . On November 25, 1994, SEI issued 2,500,000 shares of Common Stock pursuant to a public offering. The aggregate offering proceeds ($33.8 million) were used to repay borrowings on SEI's credit facilities (borrowings which were used to fund the acquisition of real estate facilities, minority interests and the cash portion of the PSP VIII merger, see Note 2 below).

       . On February 1, 1995, SEI issued 2,195,000 shares of 10% Cumulative Preferred Stock, Series E (the "Series E Preferred Stock"). The aggregate net offering proceeds ($52.9 million) were used to acquire real estate facilities, minority interests in real estate partnerships and retire bank borrowings (borrowings which were used to acquire real estate facilities).

       . On May 3, 1995, SEI issued 2,300,000 shares of 9.75% Cumulative Preferred Stock, Series F (the "Series F Preferred Stock"). The aggregate net offering proceeds( $55.6 million) were used to repay borrowings on SEI's credit facilities (borrowings which were used to fund the acquisition of real estate facilities, minority interests and the cash portion of the PSP VI merger).

       . On May 31, 1995, SEI issued 5,482,200 shares of Common Stock pursuant to a public offering. The aggregate net offering proceeds were $82.0 million, a portion of which has been utilized to repay borrowings on SEI's credit facilities (borrowings which were used to fund the
          acquisition of real estate facilities,   and the cash portion of the
          PSP VII merger).  The remaining proceeds will be utilized to acquire
          additional real estate facilities and minority interests.   Currently
          pending, are the acquisition of real estate facilities with an aggregate acquisition cost of $111.8 million, consisting of the cancellation of $14.4 million of mortgage notes receivable, the assumption of $44.7 million of mortgage notes payable, and cash totaling $52.7 million. In addition, SEI has commenced a cash tender offer to acquire limited partnership units in one of the consolidated PS Partnerships. SEI estimates that it will acquire approximately $12 million of units through the cash tender offer. The effect of these pending acquisitions have been included in the following pro forma adjustments.

    The following pro forma adjustments have been made to the pro forma consolidated statements of income to reflect the above uses (the acquisition of real estate facilities, minority interests and the repayment of bank borrowings) of the proceeds as if the transactions were completed as of January 1, 1994:

                            STORAGE EQUITIES, INC.
             NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
  FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND YEAR ENDED DECEMBER 31, 1994
                                  (UNAUDITED)


                                            THREE MONTHS            YEAR
                                                ENDED              ENDED
                                           MARCH 31, 1995    DECEMBER 31, 1994
                                           --------------    -----------------
   . Rental income has been increased
     to reflect the incremental
     difference between the actual
     rental income included in the             $6,900,000          $41,989,000
     historical statement of operations        ==========          ===========
     and the pro forma rental income as
     if the acquired real estate
     facilities were in operation for a
     full period

   . Interest and other income has
     been decreased to reflect SEI's
     cancellation of mortgage notes
     receivable, in connection with the
     acquisition of the above
     properties, from which SEI
     recognized interest income during         $ (576,000)         $(4,315,000)
     the year ended December 31, 1994.         ==========          ===========
     A pro forma adjustment has been
     made to eliminate such interest as
     if the notes were canceled at the
     beginning of the period (including
     amortization of mortgage note
     discounts totaling $40,000 in 1995
     and $693,000 in 1994)

   . Cost of operations has been
     increased to reflect the
     incremental difference between the
     actual cost of operations included        $2,229,000          $14,379,000
     in the historical statement of            ==========          ===========
     income and the pro forma cost of
     operations as if the real estate
     facilities were in operation for a
     full period

   . Depreciation has been increased
     to reflect the incremental
     difference between the actual
     depreciation expense included in          $1,317,000          $ 7,796,000
     the historical statements of              ==========          ===========
     income and the pro forma
     depreciation expense as if the
     real estate facilities were in
     operation for a full period



                            STORAGE EQUITIES, INC.
             NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
  FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND YEAR ENDED DECEMBER 31, 1994
                                  (UNAUDITED)



                                              THREE MONTHS             YEAR
                                                  ENDED               ENDED
                                             MARCH 31, 1995     DECEMBER 31, 1994
                                             --------------     -----------------
   . Interest expense has been
     increased (decreased) to reflect
     the following:
         Interest expense was decreased to
         eliminate the historical interest
         expense related to the pay down         $ (293,000)         $(1,097,000)
         of the debt through the use of
         net offering proceeds

         Mortgage notes payable were
         assumed in connection with the
         acquisition of the real estate
         facilities.  An adjustment was           1,129,000            4,801,000
         made to reflect the interest
         expense as if the notes were
         assumed at the beginning of the
         period.

         SEI typically uses its bank line
         of credit to fund the cash
         portion of real estate
         acquisitions and subsequently
         repays the borrowings with the
         net proceeds of equity offerings.
         In Note 2 below,  a pro forma
         adjustment has been made to
         reflect the interest expense
         relating the REIT Mergers,
         assuming that SEI borrowed on its
         bank line of credit to fund the
         cash portion of such mergers thus
         reflecting the pro forma cost of
         capital to finance the mergers.
         Accordingly,  a pro forma
         adjustment has been made to
         offset that interest expense to
         reflect the repayment of bank
         borrowings with the net proceeds
         of the above Preferred and Common
         Stock offerings.                         (807,000)          (5,379,000)
                                                 ----------          -----------

              Net increase (decrease) in
              interest expense                  $   29,000          $(1,675,000)
                                                ==========          ===========

   . Minority interest in income has
     been decreased due to the
     acquisition of such minority               $  122,000          $ 2,775,000
     interests by SEI                           ==========          ===========

   . Advisory fees have been
     increased to reflect the effect of
     the above adjustments                      $  240,000          $ 1,781,000
                                                ==========          ===========

                            STORAGE EQUITIES, INC.
             NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
  FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND YEAR ENDED DECEMBER 31, 1994
                                  (UNAUDITED)

2. REIT Mergers
   ------------

   During 1994 and 1995, SEI completed merger transactions with PSP VIII (September 30, 1994), PSP VI (February 28, 1995), and PSP VII (June 30,
   1995) (collectively the "PSP REITs").   The following pro forma adjustments
   have been made assuming the merger transactions with the PSP REITs were completed at the beginning of the year ended December 31, 1994:


                                                                      THREE MONTHS                 YEAR
                                                                         ENDED                     ENDED
                                                                      MARCH 31, 1995         DECEMBER 31, 1994
                                                                      --------------         -----------------
         .  A pro forma adjustment has been made to reflect the
            PSP REITs historical rental income                           $5,086,000              $30,672,000
                                                                         ==========              ===========
         .  A pro forma adjustment has been made to reflect the
            PSP REITs historical interest and other income               $   16,000              $   218,000
                                                                         ==========              ===========
         .  A pro forma adjustment has been made to reflect the
            PSP REITs historical cost of operations                      $2,058,000              $12,114,000
                                                                         ==========              ===========
         .  Depreciation and amortization was adjusted as follows:

                 A pro forma adjustment has been made to
                 reflect the PSP REITs historical depreciation           $  689,000              $ 3,960,000

                 As a result of the REIT Mergers,  the
                 real estate facilities were recorded
                 by SEI at their fair values (which
                 were in excess of the historical
                 carrying value at the PSP REITs).  As
                 a result, a pro forma adjustment has
                 been made to reflect the incremental
                 increase in depreciation expense based
                 upon the allocation of the purchase
                 cost to buildings (straight-line over
                 25 years).                                                  82,000                  820,000

                 A pro forma adjustment has been made to
                 reflect the amortization of the
                 intangible assets ($1,277,000 - See
                 Note 2 to the Pro Forma Consolidated
                 Balance Sheet) (straight-line over 25
                 years).                                                     13,000                   51,000
                                                                         ----------              -----------

                                                                           $784,000               $4,831,000
                                                                         ==========              ===========

                            STORAGE EQUITIES, INC.
             NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
  FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND YEAR ENDED DECEMBER 31, 1994
                                 (UNAUDITED)


                                            THREE MONTHS           YEAR
                                                ENDED              ENDED
                                           MARCH 31, 1995    DECEMBER 31, 1994
                                           --------------    -----------------
 .  General and administrative expense
    was adjusted as follows:

     A pro forma adjustment
     has been made to reflect
     the PSP REITs historical
     general and administrative
     expenses                                    $133,000           $  633,000


     A pro forma adjustment has been
     made to reduce certain general
     and administrative expenses
     which SEI has determined would
     be eliminated as a result of
     the mergers.  Such expenses
     include the elimination of PSP
     REITs board of directors fees,
     stock exchange listing fees,
     audit and tax fees and certain
     administrative expenses which
     will no longer be applicable.                (28,000)            (200,000)
                                                 --------           ----------

                                                 $105,000           $  433,000
                                                 ========           ==========
 .  Interest expense has been increased
    as follows:

     For the pro forma, additional
     borrowings on SEI's bank lines of
     credit to consummate the merger
     transactions has been assumed.  The
     pro forma interest expense was
     determined based on an interest rate
     of 9.50%. (see adjustment to interest
     expense included in Note 1):

       PSP VIII ($20.7 million borrowings
        outstanding from January 1, 1994
        through September 30, 1994)              $      -           $1,472,000
       PSP VI ($21.4 million borrowings
        outstanding from January 1, 1994
        through February 28, 1995)                339,000            2,036,000
       PSP VII ($19.7 million borrowings
        outstanding from January 1, 1994
        through March 31, 1995)                   468,000            1,871,000
                                                 --------           ----------
            subtotal                              807,000            5,379,000

       Historical interest expense of the
        PSP REITs                                  13,000              146,000
                                                 --------           ----------
         Total adjustment to interest
          expense                                $820,000           $5,525,000
                                                 ========           ==========

 .  A pro forma adjustment has been made
   to reflect the historical gain on the
   disposition of real estate of the PSP
   REITs                                         $      -           $  203,000
                                                 ========           ==========
 .  A pro forma adjustment has been made
   to the advisory fee to reflect the
   above adjustments combined with the
   effects of the operations of the PSP
   REITs and the issuance of additional
   shares of SEI's Common Stock                  $112,000           $  650,000
                                                 ========           ==========

                            STORAGE EQUITIES, INC.
             NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
  FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND YEAR ENDED DECEMBER 31, 1994
                                 (UNAUDITED)

3.  Net income per Common Share has been computed as follows:
    --------------------------------------------------------

                               THREE MONTHS             YEAR
                                   ENDED                ENDED
                              MARCH 31, 1995       DECEMBER 31, 1994
                              --------------       -----------------
Historical net income           $13,200,000           $ 42,118,000

Less: Historical preferred
 stock dividends                 (5,976,000)           (16,846,000)
                                -----------           ------------
Income applicable to common
 shareholders                   $ 7,224,000           $ 25,272,000
                                ===========           ============
Historical weighted average
 common shares                   30,566,839             24,077,055
                                ===========           ============
Historical net income per
 common share                   $      0.24           $       1.05
                                ===========           ============

Pro forma net income            $17,054,000           $ 67,826,000
Less: Pro forma preferred
 stock dividends (1)             (7,836,000)           (31,206,000)
                                -----------           ------------
Income applicable to common
 shareholders                   $ 9,218,000           $ 36,620,000
                                ===========           ============
Pro forma weighted average
 common shares (2)               42,016,474             41,947,615
                                ===========           ============
Pro forma net income per
 common share                   $      0.22           $       0.87
                                ===========           ============

(1) As adjusted to give effect to the issuance of the Series C, Series D, Series E, and Series F Preferred Stock as if such stock were outstanding at the beginning of the period. The dividend rate on the Series C Preferred Stock is adjustable quarterly and is equal to the highest of the three separate indices as published by the Federal Reserve Board, multiplied by 110%. However, the dividend rate will not be less than 6.75% per annum nor greater than 10.75% per annum. At the date of issuance, the dividend rate was equal to 8.15% per annum, which rate was used in the determination of pro forma dividends applicable to the Series C Preferred Stock for the year ended December 31, 1994. If the dividend rate used was 10.75% per annum, the pro forma Preferred Stock dividends would have been approximately $156,000 higher for the three months ended March 31, 1995 ($780,000 higher for the year ended December 31, 1994). Accordingly, income applicable to common shareholders would have been reduced by a like amount or approximately $.03 per common for the year ended December 31, 1994 (none for the three months ended March 31, 1995).

(2) As adjusted to give effect to the issuance of additional shares of SEI's Common Stock in connection with the acquisition of additional investments in real estate entities, the public offering of Common Stock during 1994 and 1995, and Common Stock issued in connection with the PSP REIT mergers.

                            STORAGE EQUITIES, INC.
             NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
  FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND YEAR ENDED DECEMBER 31, 1994
                                  (UNAUDITED)

4.  Pro forma adjustments to the historical "Operating Companies" and "Real
    -----------------------------------------------------------------------
    Estate Interests":
    ------------------

    The historical operations of the "Real Estate Interests" included in the pro forma financial statements represents PSMI's equity interest in the combined operations of such assets (based on the equity method of accounting) as derived from the "Combined Summaries of Historical Information Relating to Operating Revenues and Specified Expenses - Real Estate Interests."

    Included in these Combined Summaries financial statements are (i) the operating results of the seven real estate facilities in which SEI will be acquiring a fee simple interest pursuant to the Merger and (ii) all-inclusive trust deeds. The following pro forma adjustments have been made to reflect the operating results (i.e. rental income and operating expenses) and the related interest income and expense with respect to the all-inclusive trust deeds and mortgage notes payable, the net amounts of which are included in "Equity in earnings of real estate entities" in the column titled "Real Estate Interests":

                                            THREE MONTHS            YEAR
                                                ENDED              ENDED
                                           MARCH 31, 1995    DECEMBER 31, 1994
                                           --------------    -----------------
 .  A pro forma adjustment has been made
   to reflect the historical rental income   $ 806,000          $ 3,152,000
                                             =========          ===========
 .  A pro forma adjustment has been made
   to reflect the historical interest
   income related to the acquired
   all-inclusive trust deeds (mortgage
   notes receivable)                         $ 231,000          $   797,000
                                             =========          ===========
 .  A pro forma adjustment has been made
   to reflect the historical cost of
   operations                                $ 309,000          $ 1,023,000
                                             =========          ===========
 .  A pro forma adjustment has been made
   to reflect the historical depreciation
   and amortization                          $ 121,000          $   489,000
                                             =========          ===========
 .  A pro forma adjustment has been made
   to interest expense to reflect:

     the historical interest expense
     related to the mortgage notes payable
     secured by the real estate facilities
     (which will be assumed by SEI
     pursuant to the Merger)                 $  11,000          $    31,000

     the historical interest expense
     related to the mortgage notes payable
     secured by all-inclusive trust deeds       80,000              321,000
                                             ---------          -----------

       Total adjustment to interest
       expense                               $  91,000          $   352,000
                                             =========          ===========

 .  A pro forma adjustment has been made
   to adjust the historical Equity in
   earnings of real estate entities to
   eliminate the net property operations
   included in the "Real Estate
   Interests" for the above property
   operating adjustments                     $(516,000)         $(2,085,000)
                                             =========          ===========

                            STORAGE EQUITIES, INC.
             NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
  FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND YEAR ENDED DECEMBER 31, 1994
                                  (UNAUDITED)

    In addition,  the following pro forma adjustments have been made to reflect
    (i) additional Facility management fees and Advisory fee income as a result of pro forma adjustments made to the SEI historical financial statements which have a corresponding effect on the "Operating Companies," (ii) to eliminate certain non-recurring costs and expenses included in the "Operating Companies," and (iii) to record estimated income taxes based on income with respect to the merchandise operations (also included in the "Operating Companies").


                                            THREE MONTHS            YEAR
                                                ENDED              ENDED
                                           MARCH 31, 1995    DECEMBER 31, 1994
                                           --------------    -----------------
 .  A pro forma adjustment has made to
   Facility management fees to reflect
   the incremental increase in management
   fees from properties (only for
   properties which were not previously
   managed by PSMI) acquired by SEI
   during 1995 and 1994                       $  56,000       $  576,000
                                              =========       ==========

 .  A pro forma adjustment has been made
   to the Advisory fee income to reflect
   the adjustments (Notes 1 and 2) to
   SEI's advisory fee expense in
   connection with the issuance of
   Preferred and Common Stock , the REIT
   Mergers, and SEI's increased operating
   income                                     $ 352,000       $2,431,000
                                              =========       ==========

 .  A pro forma adjustment has been made
   to Cost of managing facilities to
   eliminate certain non-recurring costs
   and expenses                               $       -       $ (529,000)
                                              =========       ==========
 .  A pro forma adjustment has been made
   to General and administrative expense
   to eliminate certain non-recurring
   costs and expenses                         $(126,000)      $ (255,000)
                                              =========       ==========

 .  A pro forma adjustment has been made
   record estimated income tax expense
   from the merchandise operations (using
   a tax rate of 40%)                         $ (95,000)      $ (402,000)
                                              =========       ==========

5.  Pro forma Merger adjustments:
    ----------------------------
                                            THREE MONTHS            YEAR
                                                ENDED              ENDED
                                           MARCH 31, 1995    DECEMBER 31, 1994
                                           --------------    -----------------
 .  The "Operating Companies"
   have included in Facility
   management fee income fees
   paid by SEI for the
   management of its real
   estate facilities
   (likewise, SEI has
   included such fees as part
   of Cost of operations).  As
   a result of the Merger,
   this facility management
   fee income and operating
   expense will no longer
   occur.  Accordingly, pro
   forma adjustments have been
   made to decrease both
   Facility management fees
   and cost of operations to
   eliminate these property
   management fees:

     Facility management fee
      income                                $(3,194,000)     $(12,895,000)
                                            ===========      ============
     Cost of operations                     $(3,194,000)     $(12,895,000)
                                            ===========      ============

                            STORAGE EQUITIES, INC.
             NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
  FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND YEAR ENDED DECEMBER 31, 1994
                                  (UNAUDITED)

                                                                  YEAR
                                          THREE MONTHS            ENDED
                                              ENDED             DECEMBER 31,
                                          MARCH 31, 1995           1994
                                          --------------       ------------
 .  As a result of the
   Merger, Advisory fee income
   and expense will no longer
   occur.  Accordingly, a pro
   forma adjustment has been
   made to each:

     Advisory fee income                   $(1,962,000)       $ (7,414,000)
                                           ===========        ============
     Advisory fee (expense)                 (1,962,000)       $ (7,414,000)
                                           ===========        ============
 .  Included in the "Real Estate
   Interests" are general and limited
   partnership interests in limited
   partnerships and equity interests
   in REITs. These interests will be
   accounted for under the equity method.
   The aggregate fair value of these
   interests ($365 million) is in excess
   of the amount of the underlying
   historical equity in net assets of
   the investees by approximately
   $305 million.  SEI attributes this
   difference to the fair values of the
   underlying real estate properties and
   has allocated the difference to
   buildings.  A pro forma adjustment
   has been made to "Equity in earnings
   of real estate entities" to reflect
   additional depreciation expense
   related to the allocated difference
   to buildings (straight-line over a 25
   year life) as if the investees were
   consolidated entities.                 $ (3,054,000)       $(12,217,000)
                                          ============        ============

 .  A pro forma adjustment
   has been made to increase
   depreciation and
   amortization to reflect the
   amortization of the
   Intangible assets ($235.2
   million) over a 40 year
   life.  See Note 3 to the
   Pro Forma Consolidated
   Balance Sheet.                          $ 1,470,000        $  5,880,000
                                           ===========        ============

                            STORAGE EQUITIES, INC.
             NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
  FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND YEAR ENDED DECEMBER 31, 1994
                                  (UNAUDITED)

6.    Pro forma net income per share of Common Stock has been computed as
      -------------------------------------------------------------------
      follows:
      -------

                                     THREE MONTHS                  YEAR
                                         ENDED                     ENDED
                                     MARCH 31, 1995          DECEMBER 31, 1994
                                     --------------          -----------------
      Pro forma net income           $24,829,000             $ 98,823,000

      Less: Pro forma preferred
       stock dividends                (7,836,000)             (31,206,000)
                                     -----------             ------------
      Income allocable to common
       shareholders                   16,993,000               67,617,000

      Less: Pro forma income
       allocable to Class B
       shareholders (1)                        -                        -
                                     -----------             ------------
      Income allocable to Common
       Stock shareholders            $16,993,000             $ 67,617,000
                                     ===========             ============
      Pro forma weighted average
       Common Stock common shares
       (2)                            72,016,474               71,947,615
                                     ===========             ============
      Pro forma net income per
       share of Common Stock         $      0.24             $        .94
                                     ===========             ============

      (1) The Class B Common Stock is (i) not entitled to participate in distributions until the later to occur of funds from operations ("FFO") per Common Share reaching $1.80 (during any period of four consecutive quarters) or the expiration of four years after the Closing; thereafter, the Class B Common Stock will participate in distributions (other than liquidating distribution) at the rate of 97% of the per share distributions on the Common Stock provided that cumulative distributions at the rate of at least $.22 per quarter per share have been paid on the Common Stock, (ii) not entitled to liquidating distributions, (iii) not be entitled to vote (except as expressly required by California law) and (iv) automatically convertible into Common Stock, on a share for share basis, upon the later to occur of FFO per Common Share reaches $3.00 per share or the expiration of seven years after the Closing. The inclusion of the Class B Common Stock in the determination of earnings per share has been determined to be anti-dilutive (after giving effect to the pro forma additional income required to satisfy the above contingencies, and accordingly, the conversion of Class B Common Stock into Common Stock has not been assumed).

      (2) As adjusted to give effect to the issuance of 30,000,000 additional shares of Common Stock in connection with the Merger.

7. For purposes of these computations, earnings consists of net income before minority interest in income, loss on early extinguishment of debt and gain on disposition of real estate plus fixed charges (other than preferred stock dividends) and less the portion of minority interest in income for those consolidated minority interests which had no fixed charges during the period. Fixed charges and preferred stock dividends consist of interest expense and the dividend requirements of SEI's Series A, Series B, Series C, Series D, Series E, Series F and Convertible Preferred Stock.

                            STORAGE EQUITIES, INC.
                PRO FORMA CONSOLIDATED STATEMENT OF CASH FLOWS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1995
                                  (UNAUDITED)

                                                                SEI                                       PSMI
                                ------------------------------------------------------------------    -------------
                                                       PRO FORMA ADJUSTMENTS
                                                   ------------------------------
                                                     ISSUANCE
                                                   OF PREFERRED                           SEI            OPERATING
                                     SEI             & COMMON           REIT           PRE-MERGER        COMPANIES
                                 (HISTORICAL)        STOCK(1)        MERGERS (2)      (PRO FORMA)      (HISTORICAL)
                                 ------------      -------------     -----------      -------------    -------------
CASH FLOWS FROM OPERATING
 ACTIVITIES:
  Net Income                      $ 13,200,000      $  2,631,000      $ 1,223,000      $ 17,054,000      $ 5,807,000
  Depreciation and
   amortization                      8,107,000         1,357,000          784,000        10,248,000           17,000
  Minority Interest in income        1,823,000          (122,000)               -         1,701,000                -
  Less: Equity in earnings
   of real estate entities                   -                 -                -                 -                -
  Distributions from real
   estate entities                           -                 -                -                 -                -
  Other                             (2,576,000)                -         (372,000)       (2,948,000)         926,000
                                  ------------      ------------      -----------      ------------      -----------
   Total adjustments                 7,354,000         1,235,000          412,000         9,001,000          943,000
                                  ------------      ------------      -----------      ------------      -----------
  Cash provided by operating
   activities                       20,554,000         3,866,000        1,635,000        26,055,000        6,750,000
                                  ------------      ------------      -----------      ------------      -----------
CASH FLOWS FROM INVESTING
 ACTIVITIES:
  Principal payments on
   mortgage notes receivable           284,000          (284,000)               -                 -                -
  Acquisition of minority
   interest                         (8,536,000)                -                -        (8,536,000)               -
  Acquisition of real estate
   facilities                      (33,662,000)                -                -       (33,662,000)               -
  Construction in process           (2,100,000)                -                -        (2,100,000)               -
  Purchase cost of the
   mergers                         (21,427,000)                -                -       (21,427,000)               -
  Capital expenditures              (1,058,000)         (276,000)         (84,000)       (1,418,000)               -
                                  ------------      ------------      -----------      ------------      -----------
  Cash provided by (used in)
   investing activities            (66,499,000)         (560,000)         (84,000)      (67,143,000)               -
                                  ------------      ------------      -----------      ------------      -----------
CASH FLOWS FROM FINANCING
 ACTIVITIES:
  Principal payments on bank
   debt                              9,553,000        (8,636,000)        (917,000)                -                -
  Proceeds from the issuance
   of Common Stock                     460,000                 -                -           460,000                -
  Proceeds from the issuance
   of Preferred Stock               52,888,000                 -                -        52,888,000                -
  Principal payments on
   mortgage debt                      (409,000)         (204,000)               -          (613,000)               -
  Distributions to
   shareholders                    (12,434,000)       (3,066,000)      (1,489,000)      (16,989,000)               -
  Distributions to affiliates                -                 -                -                 -       (6,163,000)
  Distribution to minority
   interests                        (4,596,000)          340,000                -        (4,256,000)               -
  Reinvestment by minority
   interests                           864,000           (86,000)               -           778,000                -
                                  ------------      ------------      -----------      ------------      -----------
  Cash provided by (used in)
   financing activities             46,326,000       (11,652,000)      (2,406,000)       32,268,000       (6,163,000)
                                  ------------      ------------      -----------      ------------      -----------
  Net increase (decrease) in
   cash and cash equivalents           381,000        (8,346,000)        (855,000)       (8,820,000)         587,000
  Cash and cash equivalents at
   the beginning of the period      20,151,000                 -        4,374,000        24,525,000        1,388,000
                                  ------------      ------------      -----------      ------------      -----------
  Cash and cash equivalents
   at the end of the period       $ 20,532,000      $ (8,346,000)     $ 3,519,000      $ 15,705,000      $ 1,975,000
                                  ============      ============      ===========      ============      ===========
  FUNDS FROM OPERATIONS(5)        $ 18,534,000                                         $ 24,747,000
                                  ============                                         ============

                                                       PSMI
                                    ------------------------------------------------
                                                                         COMBINED
                                      REAL ESTATE                          PSMI            PRO FORMA            SEI
                                       INTERESTS        PRO FORMA       OPERATIONS          MERGER          POST-MERGER
                                    (HISTORICAL)(3)   ADJUSTMENTS(3)    (PRO FORMA)      ADJUSTMENTS(4)     (PRO-FORMA)
                                    ---------------   --------------    -----------      --------------     ------------
CASH FLOWS FROM OPERATING
 ACTIVITIES:
  Net Income                            $ 6,053,000      $ 439,000       $12,299,000       $(4,524,000)     $ 24,829,000
  Depreciation and
   amortization                                   -        121,000           138,000         1,470,000        11,856,000
  Minority Interest in income                     -              -                 -                 -         1,701,000
  Less: Equity in earnings
   of real estate entities               (6,053,000)       516,000        (5,537,000)        3,054,000        (2,483,000)
  Distributions from real
   estate entities                        2,917,000       (637,000)        2,280,000                 -         2,280,000
  Other                                           -              -           926,000                 -        (2,022,000)
                                        -----------      ---------       -----------       -----------      ------------
  Total adjustments                      (3,136,000)             -        (2,193,000)        4,524,000        11,332,000
                                        -----------      ---------       -----------       -----------      ------------
  Cash provided by operating
   activities                             2,917,000        439,000        10,106,000                 -        36,161,000
                                        -----------      ---------       -----------       -----------      ------------
CASH FLOWS FROM INVESTING
 ACTIVITIES:
  Principal payments on
   mortgage notes receivable                      -         92,000            92,000                 -            92,000
  Acquisition of minority
   interest                                       -              -                 -                 -        (8,536,000)
  Acquisition of real estate
   facilities                                     -              -                 -                 -       (33,662,000)
  Construction in process                         -              -                 -                 -        (2,100,000)
  Purchase cost of the
   mergers                                        -              -                 -                 -       (21,427,000)
  Capital expenditures                            -         (8,000)           (8,000)                -        (1,426,000)
                                        -----------      ---------       -----------       -----------      ------------
  Cash provided by (used in)
   investing activities                           -         84,000            84,000                 -       (67,059,000)
                                        -----------      ---------       -----------       -----------      ------------
CASH FLOWS FROM FINANCING
 ACTIVITIES:
  Principal payments on bank
   debt                                           -              -                 -                 -                 -
  Proceeds from the issuance
   of Common Stock                                -              -                 -                 -           460,000
  Proceeds from the issuance
   of Preferred Stock                             -              -                 -                 -        52,888,000
  Principal payments on
   mortgage debt                                  -        (50,000)          (50,000)                -          (663,000)
  Distributions to
   shareholders                                   -              -                 -        (6,600,000)      (23,589,000)
  Distributions to affiliates                     -              -        (6,163,000)        6,163,000                 -
  Distribution to minority
   interests                                      -              -                 -                 -        (4,256,000)
  Reinvestment by minority
   interests                                      -              -                 -                 -           778,000
                                        -----------      ---------       -----------       -----------      ------------
  Cash provided by (used in)
   financing activities                           -        (50,000)       (6,213,000)         (437,000)       25,618,000
                                        -----------      ---------       -----------       -----------      ------------
  Net increase (decrease) in
   cash and cash equivalents             2,917,000        473,000         3,977,000          (437,000)       (5,280,000)
  Cash and cash equivalents at
   the beginning of the period                    -              -         1,388,000                 -        25,913,000
                                        -----------      ---------       -----------       -----------      ------------
  Cash and cash equivalents
   at the end of the period             $ 2,917,000      $ 473,000       $ 5,365,000       $  (437,000)     $ 20,633,000
                                        ===========      =========       ===========       ===========      ============
  FUNDS FROM OPERATIONS(5)                                                                                  $ 39,437,000
                                                                                                            ============

See Accompanying Notes to Pro Forma Consolidated Statement of Cash Flows.

                            STORAGE EQUITIES, INC.
                PRO FORMA CONSOLIDATED STATEMENT OF CASH FLOWS
                     FOR THE YEAR ENDED DECEMBER 31, 1994
                                  (UNAUDITED)


                                                                  SEI                                           PSMI
                                  ---------------------------------------------------------------------      ------------
                                                         PRO FORMA ADJUSTMENTS
                                                    --------------------------------
                                                      ISSUANCE
                                                    OF PREFERRED                               SEI            OPERATING
                                      SEI             & COMMON             REIT            PRE-MERGER         COMPANIES
                                  (HISTORICAL)         STOCK(1)          MERGERS(2)        (PRO FORMA)       (HISTORICAL)
                                  -------------     -------------       ------------      -------------      ------------
CASH FLOWS FROM OPERATING
 ACTIVITIES:
  Net income                      $  42,118,000     $  18,168,000       $  7,540,000      $  67,826,000      $ 22,008,000
  Depreciation and
   amortization                      27,581,000         8,489,000          4,831,000         40,901,000           522,000
  Minority interest in income         9,481,000        (2,775,000)                 -          6,706,000                 -
  Less: Equity interest
   in earnings of real
   estate entities                            -                 -                  -                  -                 -
  Distributions from real
   estate entities                            -                 -                  -                  -                 -
  Gain on disposition of
   real estate                                -                 -           (203,000)          (203,000)                -
  Other                               3,654,000                 -         (1,069,000)         2,585,000          (435,000)
                                  -------------     -------------       ------------      -------------      ------------
      Total adjustments              40,716,000         5,714,000          3,559,000         49,989,000            87,000
                                  -------------     -------------       ------------      -------------      ------------
  Cash provided by operating
   activities                        82,834,000        23,882,000         11,099,000        117,815,000        22,095,000
                                  -------------     -------------       ------------      -------------      ------------
CASH FLOWS FROM INVESTING
 ACTIVITIES:
  Principal payments on
   mortgage  notes receivable         6,785,000        (1,387,000)                 -          5,398,000                 -
  Investment in real estate
   partnerships                         (78,000)                -                  -            (78,000)                -
  Acquisition of mortgage
   notes receivable                  (4,020,000)                -                  -         (4,020,000)                -
  Acquisition of minority
   interests                        (51,711,000)      (20,007,000)                 -        (71,718,000)                -
  Acquisition of real estate
   facilities                       (93,026,000)     (128,670,000)                 -       (221,696,000)                -
  Proceeds from insurance
   settlement                         1,666,000                 -            800,000          2,466,000                 -
  Purchase cost of the
   mergers                          (20,972,000)                -        (41,127,000)       (62,099,000)                -
  Capital expenditures               (8,312,000)       (1,602,000)        (2,331,000)       (12,245,000)                -
                                  -------------     -------------       ------------      -------------      ------------
  Cash provided by (used in)
   investing activities            (169,668,000)     (151,666,000)       (42,658,000)      (363,992,000)                -
                                  -------------     -------------       ------------      -------------      ------------
CASH FLOWS FROM FINANCING
 ACTIVITIES:
  Principal payments on bank
   debt                             (10,323,000)      (25,447,000)        21,559,000        (14,211,000)                -
  Proceeds from the issuance
   of Common Stock                  110,280,000        82,060,000                  -        192,340,000                 -
  Proceeds from the issuance
   of Preferred Stock                57,899,000       108,635,000                  -        166,534,000                 -
  Principal payments on
   mortgage debt                     (8,233,000)       (1,479,000)                 -         (9,712,000)       (4,500,000)
  Distributions to
   shareholders                     (38,095,000)      (20,440,000)        (7,386,000)       (65,921,000)                -
  Distributions to affiliates                 -                 -                  -                  -       (17,705,000)
  Distribution to minority
   interests                        (23,037,000)        6,059,000                  -        (16,978,000)                -
  Reinvestment by minority
   interests                          7,962,000        (2,077,000)                 -          5,885,000                 -
                                  -------------     -------------       ------------      -------------      ------------
  Cash provided by (used in)
   financing activities              96,453,000       147,311,000         14,173,000        257,937,000       (22,205,000)
                                  -------------     -------------       ------------      -------------      ------------
  Net increase (decrease) in
   cash and cash equivalents          9,619,000        19,527,000        (17,386,000)        11,760,000          (110,000)
  Cash and cash equivalents
   at the beginning of  the
   year                              10,532,000                 -          4,687,000         15,219,000         1,498,000
                                  -------------     -------------       ------------      -------------      ------------
  Cash and cash equivalents
   at the end of the year         $  20,151,000     $  19,527,000       $(12,699,000)     $  26,979,000      $  1,388,000
                                  =============     =============       ============      =============      ============
  FUNDS FROM OPERATIONS (5)       $  56,143,000                                           $  98,252,000
                                  =============                                           =============


                                                                 PSMI
                                         --------------------------------------------------
                                                                                COMBINED
                                           REAL ESTATE        PRO FORMA           PSMI            PRO FORMA             SEI
                                            INTERESTS        ADJUSTMENTS       OPERATIONS          MERGER            POST-MERGER
                                         (HISTORICAL)(3)         (3)           (PRO FORMA)      ADJUSTMENTS(4)       (PRO FORMA)
                                         ---------------     ------------     -------------     --------------      -------------
CASH FLOWS FROM OPERATING
 ACTIVITIES:
  Net income                                $ 23,697,000      $ 3,389,000      $ 49,094,000       $(18,097,000)     $  98,823,000
  Depreciation and
   amortization                                        -          127,000           649,000          5,880,000         47,430,000
  Minority interest in income                          -                -                 -                  -          6,706,000
  Less: Equity interest
   in earnings of real
   estate entities                           (23,697,000)       2,085,000       (21,612,000)        12,217,000         (9,395,000)
  Distributions from real
   estate entities                            12,602,000       (2,574,000)       10,028,000                  -         10,028,000
  Gain on disposition of
   real estate                                         -                -                 -                  -           (203,000)
  Other                                                -                -          (435,000)                 -          2,150,000
                                            ------------      -----------      ------------       ------------      -------------
      Total adjustments                      (11,095,000)        (362,000)      (11,370,000)        18,097,000         56,716,000
                                            ------------      -----------      ------------       ------------      -------------
  Cash provided by operating
   activities                                 12,602,000        3,027,000        37,724,000                  -        155,539,000
                                            ------------      -----------      ------------       ------------      -------------
CASH FLOWS FROM INVESTING
 ACTIVITIES:
  Principal payments on
   mortgage  notes receivable                          -          292,000           292,000                  -          5,690,000
  Investment in real estate
   partnerships                                        -                -                 -                  -            (78,000)
  Acquisition of mortgage
   notes receivable                                    -                -                 -                  -         (4,020,000)
  Acquisition of minority
   interests                                           -                -                 -                  -        (71,718,000)
  Acquisition of real estate
   facilities                                          -                -                 -                  -       (221,696,000)
  Proceeds from insurance
   settlement                                          -                -                 -                  -          2,466,000
  Purchase cost of the
   mergers                                             -                -                 -         (2,000,000)       (64,099,000)
  Capital expenditures                                 -          (44,000)          (44,000)                 -        (12,289,000)
                                            ------------      -----------      ------------       ------------      -------------
  Cash provided by (used in)
   investing activities                                -          248,000           248,000         (2,000,000)      (365,744,000)
                                            ------------      -----------      ------------       ------------      -------------
CASH FLOWS FROM FINANCING
 ACTIVITIES:
  Principal payments on bank
   debt                                                -                -                 -                  -        (14,211,000)
  Proceeds from the issuance
   of Common Stock                                     -                -                 -                  -        192,340,000
  Proceeds from the issuance
   of Preferred Stock                                  -                -                 -                  -        166,534,000
  Principal payments on
   mortgage debt                                       -         (208,000)       (4,708,000)                 -        (14,420,000)
  Distributions to
   shareholders                                        -                -                 -        (25,500,000)       (91,421,000)
  Distributions to affiliates                          -                -       (17,705,000)        17,705,000                  -
  Distribution to minority
   interests                                           -                -                 -                  -        (16,978,000)
  Reinvestment by minority
   interests                                           -                -                 -                  -          5,885,000
                                            ------------      -----------      ------------       ------------      -------------
  Cash provided by (used in)
   financing activities                                -         (208,000)      (22,413,000)        (7,795,000)       227,729,000
                                            ------------      -----------      ------------       ------------      -------------
  Net increase (decrease) in
   cash and cash equivalents                  12,602,000        3,067,000        15,559,000         (9,795,000)        17,524,000
                                            ------------      -----------      ------------       ------------      -------------
  Cash and cash equivalents
   at the beginning of  the
   year                                                -                -         1,498,000                  -         16,717,000
                                            ------------      -----------      ------------       ------------      -------------
  Cash and cash equivalents
   at the end of the year                   $ 12,602,000      $ 3,067,000      $ 17,057,000       $ (9,795,000)     $  34,241,000
                                            ============      ===========      ============       ============      =============
  FUNDS FROM OPERATIONS (5)                                                                                         $ 157,005,000
                                                                                                                    =============


See Accompanying Notes to Pro Forma Consolidated Statement of Cash Flows.

                            STORAGE EQUITIES, INC.
           NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF CASH FLOWS
  FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND YEAR ENDED DECEMBER 31, 1994
                                 (UNAUDITED)


1.  Issuance of Preferred and Common Stock
    --------------------------------------

    During 1994 and 1995, SEI issued shares of both its Preferred and Common Stock (See Note 1 to the Pro Forma Consolidated Statements of Income).

    Pro forma adjustments have been made to the pro forma consolidated statements of income to reflect the uses of the proceeds as if the transactions were completed at the beginning of the year ended December 31, 1994. Similarly, the following pro forma adjustments were made to reflect the effect on net cash provided by operating activities:

                                            THREE MONTHS           YEAR
                                                ENDED              ENDED
                                           MARCH 31, 1995    DECEMBER 31, 1994
                                           --------------    -----------------
"Net income" was adjusted to reflect
 the overall effect of the above
 offerings and the use of the net
 proceeds therefrom on the pro forma
 consolidated net income                      $ 2,631,000        $ 18,168,000
                                              ===========        ============

"Depreciation and amortization" has
 been increased to reflect the
 incremental difference between the
 actual depreciation expense included
 in the historical statements of
 operations and the pro forma
 depreciation expense as if the
 facilities were in operation for a
 full period (including a pro forma
 adjustment for the amortization of
 mortgage note receivable discounts
 totaling $40,000 and $693,000 in 1995
 and 1994, respectively - See Note 1 to
 the Pro Forma Consolidated Statements
 of Income)                                   $ 1,357,000        $  8,489,000
                                              ===========        ============

"Minority interest in income" has been
 adjusted to reflect similar
 adjustments to the pro forma
 consolidated statements of income            $  (122,000)       $  (2,775,000)
                                              ===========        =============

 The following pro forma adjustments
 have been made to cash flows from
 investing and financing activities:

  "Principal payments on mortgage notes
   receivable" was decreased to reflect
   the elimination of historical
   payments relating to the canceled
   mortgage notes (which were canceled
   in connection with the acquisition
   of real estate facilities)                 $  (284,000)       $  (1,387,000)
                                              ===========        =============

  "Acquisitions of minority interests
   in real estate partnerships" was
   increased to reflect the
   acquisitions of such interests,
   which occurred subsequent to the
   period                                     $         -        $  (20,007,000)
                                              ===========        ==============

  "Acquisitions of real estate
   facilities" was increased to reflect
   the acquisitions of real estate
   facilities,  which occurred
   subsequent to the period                   $         -        $  (128,670,000)
                                              ===========        ===============

  "Capital improvements to real estate
   facilities" was increased to reflect
   the estimated additional capital
   improvements which would have been
   incurred during the period for the
   acquired real estate facilities            $  (276,000)       $   (1,602,000)
                                              ===========        ==============

                            STORAGE EQUITIES, INC.
           NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF CASH FLOWS
  FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND YEAR ENDED DECEMBER 31, 1994
                                 (UNAUDITED)

                                             THREE MONTHS           YEAR
                                                 ENDED              ENDED
                                            MARCH 31, 1995    DECEMBER 31, 1995
                                            --------------    -----------------
    "Net proceeds (pay downs) from note
     payable to bank" has been adjusted
     to reflect the pro forma use of the
     offering proceeds to pay down the
     historical borrowings on SEI's
     credit facilities during the year
     ended December 31, 1994                  $         -        $(25,447,000)
                                              ===========        ============

    "Net proceeds from the issuance of
     Common Stock" was increased to
     reflect the net proceeds from the
     issuance of Common Stock on May
     31, 1995, which occurred
     subsequent to the period                 $         -        $ 82,060,000
                                              ===========        ============

     "Net proceeds from the issuance of
      preferred stock" was increased to
      reflect the net proceeds from the
      issuance of Series E and Series F
      Preferred Stock, which occurred
      subsequent to the period                $         -        $108,635,000
                                              ===========        ============

     "Principal payments on bank debt
      has been decreased to reflect
      additional principal payments
      with the use of the net proceeds
      of the issuance of Preferred and
      Common Stock                            $(8,636,000)       $          -
                                              ===========        ============

     "Principal payments on mortgage
      notes payable" was increased to
      reflect the payments which would
      have been made during the period
      with respect to the mortgage
      notes payable which were assumed
      in connection with the
      acquisition of real estate
      facilities                              $  (204,000)       $ (1,479,000)
                                              ===========        ============

    "Distributions paid to
     shareholders" has been increased
     to reflect the additional
     distributions which would have
     been paid to the holders of the
     Common Stock, Series C, Series D,
     Series E and Series F Preferred
     Stock issued during 1994 and 1995,
     as if the common and preferred
     stock were outstanding for the
     entire period                            $(3,066,000)       $(20,440,000)
                                              ===========        ============

    "Distributions from operations to
     minority interest in real estate
     partnerships" has been adjusted to
     reflect the reduction in
     distributions to minority
     interests which would have
     resulted in connection with the
     acquisition of minority interests
     by SEI, assuming SEI had completed
     such acquisitions at the beginning
     of the period                            $   340,000        $  6,059,000
                                              ===========        ============

    "Reinvestment by minority interests
     into real estate partnerships" has
     been adjusted to reflect the
     reduction which would have
     resulted in connection with the
     acquisition of minority interests
     by SEI, assuming SEI had completed
     such acquisitions at the beginning
     of the period                            $   (86,000)       $ (2,077,000)
                                              ===========        ============

                            STORAGE EQUITIES, INC.
           NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF CASH FLOWS
  FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND YEAR ENDED DECEMBER 31, 1994
                                  (UNAUDITED)

2.  REIT Mergers
    ------------

    During 1994 and 1995, SEI completed merger transactions with PSP VIII (September 30, 1994), PSP VI (February 28, 1995), and PSP VII (June 30,
    1995) (collectively the "PSP REITs"). The following pro forma adjustments have been made assuming the merger transactions with the PSP REITs were completed at the beginning of the year ended December 31, 1994 to reflect the effect on net cash provided by operating activities:

                                            THREE MONTHS            YEAR
                                                ENDED              ENDED
                                           MARCH 31, 1995    DECEMBER 31, 1994
                                           --------------    -----------------
 An adjustment has been made to reflect
 the pro forma increase in net income
 as a result of the PSP REIT merger
 transaction                                  $ 1,223,000         $  7,540,000
                                              ===========         ============

 An adjustment has been made to reflect
 the pro forma increase in depreciation
 as a result of the PSP REIT merger
 transaction                                  $   784,000         $  4,831,000
                                              ===========         ============

 An adjustment has been made to reflect
 the historical gain on disposition of
 real estate of the PSP REITs                 $         -         $   (203,000)
                                              ===========         ============

 A pro forma adjustment has been made to
 reflect the PSP REIT's historical net
 change in other assets and liabilities
 during the period                            $  (372,000)        $ (1,069,000)
                                              ===========         ============

 In addition, pro forma adjustments were
 made to cash flows from investing and
 financing activities as follows:

 A pro forma adjustment has been made to
 reflect PSP REIT's historical proceeds
 from insurance settlements                   $         -         $    800,000
                                              ===========         ============

 "Purchase cost of mergers" has been
 adjusted to reflect the cash portion
 of the purchase price, including costs
 and expense ($21.4 million for PSP VI
 and $19.7 million for PSP VII)               $         -         $(41,127,000)
                                              ===========         ============

 A pro forma adjustment has been made to
 reflect PSP REIT's historical capital
 improvements                                 $   (84,000)        $ (2,331,000)
                                              ===========         ============

 Net proceeds (pay downs) from note
 payable to bank has been adjusted to
 reflect:

    . the historical activity of the
      PSP REITs                               $  (917,000)        $          -

    . the pro forma borrowings to
      consummate the REIT Mergers                       -           21,559,000
                                              -----------         ------------
                                              $  (917,000)        $ 21,559,000
                                              ===========         ============

                            STORAGE EQUITIES, INC.
           NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF CASH FLOWS
  FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND YEAR ENDED DECEMBER 31, 1994
                                 (UNAUDITED)

                                           THREE MONTHS            YEAR
                                              ENDED                ENDED
                                          MARCH 31, 1995    DECEMBER 31, 1994
                                          --------------    -----------------
 Distributions paid to shareholders has
 been increased to reflect the pro
 forma distributions which would have
 been paid as a result of each of the
 mergers (assuming the historical
 distribution rate of $.22 and $.85 per
 common share for the three months
 ended March 31, 1995 and year ended
 December 31, 1994):
     . PSP VIII: 2,593,914 shares of
       Common Stock for the period from
       January 1, 1994 through
       September 30, 1994 (date of
       merger)                              $         -         $ (1,634,000)
     . PSP VI: 3,147,015 shares of
       Common Stock for fiscal 1994 and
       the first quarter of 1995               (692,000)          (2,675,000)
     . PSP VII: 3,620,543 shares of
       Common Stock for fiscal 1994 and
       the first quarter of 1995               (797,000)          (3,077,000)
                                            -----------         ------------
                                            $(1,489,000)        $ (7,386,000)
                                            ===========         ============

3.  Pro forma adjustments to the historical "Operating Companies" and "Real
    -----------------------------------------------------------------------
    Estate Interests":
    ------------------

    The following pro forma adjustments have been made to the Pro Forma Consolidated Statements of Cash Flows corresponding to the adjustments made to the respective Pro Forma Consolidated Statements of Income ( See Note 4 to the Pro Forma Consolidated Statements of Income).

                                           THREE MONTHS            YEAR
                                              ENDED                ENDED
                                          MARCH 31, 1995    DECEMBER 31, 1994
                                          --------------    -----------------
 An adjustment has been made to reflect
 the pro forma increase in net income
 as a result of the pro forma
 adjustments to the Pro Forma
 Consolidated Statements of Income           $ 439,000          $ 3,389,000
                                             =========          ===========

 An adjustment has been made to reflect
 the pro forma increase in depreciation
 and amortization                            $ 121,000          $   127,000
                                             =========          ===========

 An adjustment has been made to
 eliminate the historical property and
 all-inclusive trust deed operating
 results included in equity in earnings
 of real estate entities" included in
 the "Real Estate Interests." See Note
 4 to the Pro Forma Consolidated
 Statements of Income.                       $ 516,000          $ 2,085,000
                                             =========          ===========

 An adjustment has been made to
 eliminate the historical property and
 all-inclusive trust deeds cash flow
 which is included in real estate
 entities included in the "Real Estate
 Interests." See Note  4 to the Pro
 Forma Consolidated Statements of
 Income.                                     $(637,000)         $(2,574,000)
                                             =========          ===========

                            STORAGE EQUITIES, INC.
           NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF CASH FLOWS
  FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND YEAR ENDED DECEMBER 31, 1994
                                  (UNAUDITED)

                                            THREE MONTHS            YEAR
                                                ENDED              ENDED
                                           MARCH 31, 1995    DECEMBER 31, 1994
                                           --------------    -----------------
 In addition, pro forma adjustments were
 made to cash flows from investing and
 financing activities as follows:

 A pro forma adjustment has been made to
 reflect the historical principal
 payments on the mortgage notes
 receivable secured by all-inclusive
 deeds of trusts                                $  92,000          $   292,000
                                                =========          ===========

 A pro forma adjustment has been made to
 reflect historical capital
 improvements on the seven properties
 to be acquired in the Merger                   $  (8,000)         $   (44,000)
                                                =========          ===========

 A pro forma adjustment has been made to
 reflect the historical principal
 payments on the mortgage notes payable
 secured by all-inclusive deeds of
 trusts                                         $ (50,000)         $  (208,000)
                                                =========          ===========

4.  Pro forma Merger adjustments:
    -----------------------------

    The following pro forma adjustments have been made to the Pro Forma Consolidated Statements of Cash Flows corresponding to the adjustments made to the respective Pro Forma Consolidated Statements of Income (See Note 5 to the Pro Forma Consolidated Statements of Income).

                                            THREE MONTHS            YEAR
                                                ENDED              ENDED
                                           MARCH 31, 1995    DECEMBER 31, 1994
                                           --------------    -----------------
 An adjustment has been made to reflect
 the pro forma decrease in net income
 as a result of the pro forma
 adjustments to the Pro Forma
 Consolidated Statements of Income            $(4,524,000)        $(18,097,000)
                                              ===========         ============


 An adjustment has been made to reflect
 the pro forma increase in depreciation
 and amortization                             $ 1,470,000         $  5,880,000
                                              ===========         ============

 An adjustment has been made to adjust
 historical depreciation included in
 the "Equity in earnings of real estate
 entities" included in the "Real Estate
 Interests" to reflect the depreciation
 of the difference between the fair
 value of the acquired interests and
 the underlying carrying value on each
 of the investees books                       $ 3,054,000         $ 12,217,000
                                              ===========         ============

                            STORAGE EQUITIES, INC.
           NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF CASH FLOWS
  FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND YEAR ENDED DECEMBER 31, 1994
                                  (UNAUDITED)

                                           THREE MONTHS            YEAR
                                             ENDED                ENDED
                                          MARCH 31, 1995    DECEMBER 31, 1994
                                          --------------    -----------------
 In addition, pro forma adjustments were
 made to cash flows from investing and
 financing activities as follows:

 A pro forma adjustment has been made to
 Purchase cost of mergers to reflect
 the cash portion of the Merger (direct
 costs and expense of the Merger)             $         -         $ (2,000,000)
                                              ===========         ============

 A pro forma adjustment has been made to
 eliminate the historical Distributions
 to affiliates included in the
 "Operating Companies"                        $ 6,163,000         $ 17,705,000
                                              ===========         ============
 A pro forma adjustment has been made to
 reflect the distributions to the
 shares of Common Stock to be issued
 pursuant to the Merger (distributions
 are based on historical distributions
 per share of Common Stock at $.22 per
 share for the first quarter of 1995
 and $.85 per share for fiscal 1994).         $(6,600,000)        $(25,500,000)
                                              ===========         ============

5.  Funds from operations:
    ----------------------

    Funds from operations ("FFO") means net income (loss) (computed in accordance with general accepted accounting principles ("GAAP")) before
    (i) loss on early extinguishment of debt (ii) minority interest in income and (iii) gain/loss on disposition of real estate, adjusted as follows:
    (i) plus depreciation and amortization (including SEI's pro-rata share of depreciation and amortization of unconsolidated equity interests and amortization of assets acquired in the Merger), and (ii) less FFO attributable to minority interests. FFO is a supplemental performance measure for equity REITs used by industry analysts. FFO does not take into consideration principal payments on debt, capital improvements, distributions and other obligations of SEI. Accordingly, FFO is not a substitute for SEI's net cash provided by operating activities or net income as a measure of SEI's liquidity or operating performance.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
         ---------------------------------

     c.  Exhibits.
         --------

         2. Agreement and Plan of Reorganization by and among Public Storage, Inc., Public Storage Management, Inc. and Storage Equities, Inc. dated as of June 30, 1995 (the "Agreement and Plan of Reorganization"), and form of Agreement of Merger between Storage Equities, Inc. and Public Storage Management, Inc. (Exhibit A to the Agreement and Plan of Reorganization).

        23.  Consent of Ernst & Young LLP.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                STORAGE EQUITIES, INC.

Date:  July 19, 1995                            By: /s/ Harvey Lenkin
     ------------------------                      -----------------------------
                                                    Harvey Lenkin
                                                    President